UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AFFINION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AFFINION GROUP HOLDINGS, INC.

6 High Ridge Park

Stamford, CT 06905

May 15, 2018

Dear Stockholder:

You are invited to attend the 2018 Annual Meeting of Stockholders of Affinion Group Holdings, Inc., which will be on Tuesday, June 5, 2018, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905.

Details of the business to be conducted at the meeting are described in the formal notice and proxy statement on the following pages.

We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible. Alternatively, you may vote via internet or by telephone in accordance with the procedures set out on the proxy card.

If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request.

Also enclosed is a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 1, 2018 (the “2017 Annual Report”). We encourage you to read the 2017 Annual Report for information about Affinion Group Holdings, Inc.’s performance in 2017.

We look forward to seeing you at the meeting.

Sincerely,

AFFINION GROUP HOLDINGS, INC.

/s/ Todd H. Siegel

Todd H. Siegel

Chief Executive Officer and Director

AFFINION GROUP HOLDINGS, INC.

6 High Ridge Park

Stamford, CT 06905

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2018

TO THE STOCKHOLDERS OF AFFINION GROUP HOLDINGS, INC.:

The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 5, 2018, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905 for the following purposes:

1.	To elect two Class II directors to the Board of Directors of the Company, who are named in the proxy statement, for a three-year term to expire at the 2021 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve on an advisory, non-binding basis the compensation of our named executive officers as presented in the proxy statement accompanying this notice; and

4.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

Only stockholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on May 9, 2018 are entitled to receive this notice and to vote at the meeting. This notice and proxy statement, a proxy and voting instruction card, and the 2017 Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 1, 2018 (the “2017 Annual Report”), are being distributed on or about May 18, 2018.

You are cordially invited to attend the 2018 Annual Meeting. Your vote is important. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request. Alternatively, you may vote via internet or by telephone in accordance with the procedures set out on the proxy card.

By Order of the Board of Directors

/s/ Todd H. Siegel

Todd H. Siegel

Chief Executive Officer and Director

Stamford, CT

May 15, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2018:

The accompanying proxy statement and the Company’s 2017 Annual Report are available at

http://www.affinion.com/investors/sec-filings.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD

AND RETURN IT IN THE ACCOMPANYING ENVELOPE,

OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE

AFFINION GROUP HOLDINGS, INC.

i

AFFINION GROUP HOLDINGS, INC.

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Affinion Group Holdings, Inc., a Delaware corporation (the “Company,” “Affinion Holdings,” “we,” “us” or “our”), has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The 2018 Annual Meeting will be held on Tuesday, June 5, 2018, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905, and at any adjournment(s) or postponement(s) thereof, for the purposes stated herein. These proxy materials were first sent on or about May 18, 2018 to all stockholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on May 9, 2018 (the “Record Date”).

Voting Rights and Outstanding Shares

Only stockholders of record of the Company’s Common Stock as of the Record Date are entitled to receive the Notice of 2018 Annual Meeting and vote their shares at the 2018 Annual Meeting. On the Record Date, 9,157,071 shares of Common Stock were outstanding. Subject to certain adjustments and limitations on voting as set forth in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Fourth Amended and Restated By-laws (the “Bylaws”), which are described below, each share of our Common Stock that you own entitles you to one vote on each matter to be voted upon at the 2018 Annual Meeting. We will have a quorum to conduct the business at the 2018 Annual Meeting if the holders of a majority of the outstanding shares of our Common Stock entitled to vote are present in person or by proxy. Abstentions and broker non-votes (i.e., shares of Common Stock held by a broker, bank or other agent that are represented at the meeting, but which the broker, bank or other agent is not empowered to vote on a particular proposal) will be counted for purposes of determining whether a quorum is present at the 2018 Annual Meeting.

As discussed above, our Certificate of Incorporation generally provides that each share of our Common Stock you own entitles you to one vote on each matter to be voted upon at the 2018 Annual Meeting. However, if prior approval of a governmental authority having jurisdiction over the Company or a stockholder would be required in order for such stockholder to vote on a given matter, then such stockholder is not entitled to vote its shares of Common Stock on such matter until the requisite approval has been received.

SafeCard Services Insurance Company, an indirect wholly-owned subsidiary of the Company, is a licensed insurance company that is subject to the rules and regulations of the Commissioner of Insurance of the State of North Dakota (the “ND Insurance Commissioner”). Affinion International Limited, an indirect wholly-owned subsidiary of the Company that is incorporated under the laws of England and Wales, is subject to the rules and regulations of the Financial Conduct Authority (the “FCA”) in the U.K. Both the ND Insurance Commissioner and the FCA have rules and regulations that limit the ability of investors to acquire “control,” directly or indirectly, over the relevant regulated entity.

As a result, in order to comply with the rules and regulations of the ND Insurance Commissioner, any stockholder that holds more than 9.9% of the issued and outstanding Common Stock is prevented, pursuant to the Certificate of Incorporation, from voting shares in excess of 9.9% of the issued and outstanding Common Stock until it shall have obtained the requisite consents of, or made the requisite filings with, the ND Insurance Commissioner.

In addition, to the extent such stockholder receives the approval of the ND Insurance Commissioner to vote more than 9.9% of the total voting power of the Company, the Certificate of Incorporation continues to prohibit voting shares held by a stockholder in excess of 19.9% of the total voting power of the Company in order to comply with the rules and regulations of the FCA, which restriction is similar in substance to the restriction for the ND Insurance Commissioner but at a threshold of 19.9%.

In the event that a stockholder is unable to vote all of its shares of Common Stock as a result of the foregoing restrictions, the Secretary of the Company is instead authorized to vote such excess shares in the same proportion as the votes cast by all other stockholders that are not subject to this voting cutback provision.

A stockholder is permitted to vote shares of Common Stock representing more than 9.9% or 19.9%, as applicable, of the total combined voting power of securities entitled to vote on any matter once it has presented evidence, reasonably acceptable to the Company, that it has obtained the requisite consents or made the requisite filings, as applicable.

Proposals for the 2018 Annual Meeting

There are three proposals scheduled to be voted on at the 2018 Annual Meeting:

1.	Elect two Class II directors to the Board of Directors of the Company, Gilbert S. Palter and Michael Iaccarino, for a three-year term to expire at the 2021 Annual Meeting of Stockholders (Proposal 1);

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2); and

3.	Approve on an advisory, non-binding basis the compensation of our named executive officers as presented in this proxy statement (Proposal 3).

Voting Requirements to Approve Each Proposal

Proposal 1—Election of Class II Directors. Directors are elected by a plurality of the votes cast (meaning that, if a quorum is present, the two Class II director nominees who receive the highest number of shares voted “FOR” their election are elected). “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the Class II directors. There is no cumulative voting for the election of Class II directors.

Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present (meaning that, of the shares represented at the 2018 Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you. Therefore, no broker non-votes are expected to exist in connection with this proposal.

Proposal 3—Advisory vote on executive compensation. The proposal to approve on an advisory, non-binding basis the compensation of our named executive officers as presented in this proxy statement must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present (meaning that, of the shares represented at the 2018 Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you. Therefore, there may be broker non-votes in connection with this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other agent how to vote your shares on this proposal, no vote will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted.

Voting Shares Registered in Your Name

If you are a stockholder of record of the Company’s Common Stock as of the Record Date, you are entitled to vote at the 2018 Annual Meeting. You may vote in person at the 2018 Annual Meeting, by automated telephone voting, on the internet or by proxy.

To ensure that your shares are represented and voted at the 2018 Annual Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the 2018 Annual Meeting in person, using one of the following three methods:

•	Submit a Proxy via the Internet. Go to the web address www.voteproxy.com and follow the instructions for submitting a proxy via the internet shown on the proxy card sent to you. You should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your internet access providers and telephone companies, for which you will be responsible.

•	Submit a Proxy by Telephone. Dial 1-800-776-9437 (or, for international callers, 1-718-921-8500) and follow the instructions for submitting a proxy by telephone shown on the proxy card sent to you.

•	Submit a Proxy by Mail. If you do not wish to submit your proxy via the internet or by telephone, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you submit a proxy via the internet or by telephone, please do not mail your proxy card.

The internet and telephone proxy submission procedures are designed to authenticate your identity and to allow you to submit a proxy for your shares for the matters before our stockholders as described in this proxy statement and confirm that your voting instructions have been properly recorded.

Proxies submitted via the internet or by telephone for the matters before our stockholders as described in this proxy statement must be received by 11:59 p.m., Eastern Time, on June 4, 2018, or such later time as may be established by the Board.

If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. In such case, the Notice of 2018 Annual Meeting and proxy statement and any accompanying documents have been provided directly to you by the Company.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are not registered in your own name and, instead, your broker, bank or other agent holds your shares, you are a “beneficial owner” of shares held in “street name.” The broker, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the 2018 Annual Meeting. The Notice of 2018 Annual Meeting and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other agent. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote your shares by using the voting instruction card or by following their instructions for voting via the internet or by telephone.

Revocability of Proxies

If you are a stockholder of record, once you have submitted your proxy by mail, internet or telephone, you may revoke it at any time before it is voted at the 2018 Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail, internet or telephone by the applicable deadline as described above.

•	You may deliver a signed, written revocation letter, dated later than the proxy, to Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: General Counsel by no later than the close of business on June 4, 2018; or

•	You may attend the 2018 Annual Meeting and give notice to the inspector of elections that you intend to vote in person rather than by proxy. Your attendance at the meeting will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provide.

Tabulation of Votes

A representative from American Stock Transfer & Trust Company, LLC will act as inspector of elections and tabulate the votes at the 2018 Annual Meeting. All shares represented by valid proxies received before the 2018 Annual Meeting will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the 2018 Annual Meeting “FOR” the election of each of the Class II director nominees under Proposal 1, and “FOR” Proposal 2 and Proposal 3. In addition, the individuals that we have designated as proxies for the 2018 Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

Attending the 2018 Annual Meeting and Voting in Person

If you plan to attend the 2018 Annual Meeting and vote in person, you will be given a ballot at the 2018 Annual Meeting. Please note that admission to the 2018 Annual Meeting is limited to the stockholders of the Company’s Common stock as of the Record Date.

For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the 2018 Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list.

For stockholders holding shares in “street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker, bank or other agent or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Otherwise, you will not be permitted to attend the 2018 Annual Meeting. If your shares are held in the name of a broker, bank or other agent, you must obtain and bring to the 2018 Annual Meeting a proxy card issued in your name from the broker, bank or other agent to be able to vote at the 2018 Annual Meeting.

Voting Results

Preliminary voting results are expected to be announced at the 2018 Annual Meeting. Voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (“Form 8-K”) that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the 2018 Annual Meeting. If the voting results reported in the Form 8-K are preliminary, we will subsequently file an amendment to the Form 8-K to report the final voting results within four business days of the date on which the final voting results are known.

Costs of Solicitation

The cost of solicitation will be borne by the Company. On the Company’s behalf, directors, officers or employees, who will receive no additional compensation, and D.F. King & Co., Inc. (“D.F. King”), may solicit your proxy, in person or by telephone, electronic transmission and facsimile transmission. The Company will pay D.F. King a service fee of $6,000 for soliciting proxies plus any reasonable and customary rate mutually agreed to for additional services that may be provided. The Company will reimburse D.F. King for its “broker bills” and all other reasonable and documented costs and expenses incurred by D.F. King in providing its services.

Reducing Duplicate Mailings

Because stockholders may hold shares of our Common Stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of notices or proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

•	Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single notice or single set of proxy materials, you may contact American Stock Transfer & Trust Company, LLC’s Customer Service Department by phone at (800) 937-5449 or by mail to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service.

•	Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank or other agent that holds your shares may have asked you to consent to the delivery of a single notice or single set of proxy materials if there are other Company stockholders who share an address with you. If you currently receive more than one copy of the notice or proxy materials at your household and would like to receive only one copy in the future, you should contact your broker, bank or other agent.

•	Right to Request Separate Copies. If you consent to the delivery of a single notice or single set of proxy materials but later decide that you would prefer to receive a separate copy of the notice or proxy materials, as applicable, for each stockholder sharing your address, then please notify American Stock Transfer & Trust Company, LLC’s Customer Service Department or your broker, bank or other agent, as applicable, and they will promptly deliver the additional notices or proxy materials. If you wish to receive a separate copy of the notice or proxy materials for each stockholder sharing your address in the future, you may also contact Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: General Counsel.

Stockholder Proposals for the 2019 Annual Meeting of Stockholders

Stockholders of the Company’s Common Stock may present proper proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders in 2019 (“2019 Annual Meeting”) by submitting their proposals in writing to our Secretary in a timely manner, as described below.

For a stockholder proposal, including a proposal for the nomination of directors, to be considered for inclusion in our proxy statement for the 2019 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices no later than January 15, 2019, the date that is 120 calendar days prior to the first anniversary of the date this proxy statement will be released to stockholders in connection with the 2018 Annual Meeting; provided, however, that in the event we hold the 2019 Annual Meeting more than 30 calendar days before or after the one-year anniversary of the 2018 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition to being timely submitted, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: Corporate Secretary.

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or present a proposal before an annual meeting of stockholders but do not intend for the nomination or proposal to be included in our proxy statement for such annual meeting of stockholders. For a stockholder to properly bring business before the 2019 Annual Meeting, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our Bylaws. To be timely, the written notice must be received by our Secretary at 6 High Ridge Park, Stamford, CT 06905:

•	not earlier than February 5, 2019 (the date that will be 120 calendar days prior to the first anniversary of the 2018 Annual Meeting); and

•	not later than March 7, 2019 (the date that will be 90 calendar days prior to the first anniversary of the 2018 Annual Meeting).

If the 2019 Annual Meeting is advanced by more than 20 calendar days, or delayed by more than 70 calendar days, from the first anniversary of the 2018 Meeting, then in order to be timely, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

•	not earlier than the 120th day prior to the 2019 Annual Meeting; and

•	not later than the close of business on the later of (i) the 90th day prior to the 2019 Annual Meeting or (ii) the tenth day following the day on which we first make a public announcement of the date of the 2019 Annual Meeting.

In the event that the number of directors to be elected to the Board at the 2019 Annual Meeting is increased and we do not make any public announcement by February 25, 2019 (the date that will be 100 calendar days prior to the first anniversary of the 2018 Annual Meeting) that specifies the size of the increased Board or names all of the director nominees, then a stockholder’s notice with respect to director nominees will be considered timely, but only with respect to director nominees for any new positions created by such increase, if it is delivered to the Secretary at our executive offices not later than the close of business on the tenth day following the day on which we first make a public announcement regarding the increase in the size of the Board.

Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting of stockholders does not appear in person or by proxy at such meeting to present his or her proposal, we are not required to present the proposal for a vote at such meeting. While the Board will consider stockholder proposals that are properly brought before the 2019 Annual Meeting, we reserve the right to omit from our proxy statement for the 2019 Annual Meeting proposals that we are not required to include under the Exchange Act, including Rule 14a-8 promulgated thereunder.

While holders of Common Stock have the right, pursuant to and in accordance with the procedures described above and further set forth in the Certificate of Incorporation and the Bylaws, to nominate directors for election, it is expected that the Board will nominate candidates (including themselves to the extent they determine appropriate) on the recommendation of the Nominating Committee or pursuant to the nominating agreements (as described below) at each election. Failure of the stockholders to elect the directors nominated by the Board may result in a “change of control” as such term is used and defined in the 2017 Credit Facility and the indenture governing the 2017 Notes (each as defined in “Certain Relationships and Related Transactions”) and an acceleration of the principal amounts borrowed thereunder. The Board is required to include certain director nominees in the Company’s proxy materials pursuant to nominating agreements with certain of our stockholders. For a description of director nomination rights, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 4, 2018 by (i) each person known to beneficially own more than 5% of the Common Stock of the Company, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, in accordance with Rule 13d-3 under the Exchange Act. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Our calculation of the percentage of beneficial ownership is based on 9,157,071 shares of Common Stock outstanding.

On November 9, 2015, we completed the 2015 Transactions (as defined in “Certain Relationships and Related Transactions—2015 Exchange Offers, Rights Offering and Reclassification”) in which we, among other things, issued (1) Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), and Class D Common Stock, par value $0.01 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Class C/D Common Stock”), which is convertible into shares of Common Stock at any time, and (2) a non-participating penny warrant (the “Limited Warrant”) to purchase shares of Common Stock. In general, the Class C/D Common Stock and the Limited Warrant are immediately convertible or exercisable, as applicable, upon issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the ND Insurance Commissioner and the FCA, cannot convert the Class C/D Common Stock or exercise the Limited Warrant until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Common Stock. Because such approvals have not been obtained with respect to certain holders, Class C/D Common Stock of certain holders and a portion of the Limited Warrant are not convertible or exercisable, as applicable, within 60 days and are, therefore, not reflected in the table below. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Limited Warrant” and “Certain Relationships and Related Transactions—2015 Exchange Offers, Rights Offering and Reclassification.”

On May 10, 2017, the Company completed the Exchange Offers, issuance of the 2017 Notes and the 2017 Warrants pursuant to the Investor Purchase Agreement and redemption of Affinion’s 2010 senior notes (each such term, as defined under “Certain Relationships and Related Transactions”). On July 17, 2017, the Company consummated the issuance of 2017 Notes and 2017 Warrants pursuant to the Investor Purchase Agreement and redemption of the Investments senior subordinated notes and the Company’s 2013 senior notes (as defined in “Certain Relationships and Related Transactions—2015 Exchange Offers, Rights Offering and Reclassification”). In connection with these transactions, the Company issued 4,392,936 2017 Warrants to acquire shares of Common Stock at an exercise price of $0.01 per share. In general, the 2017 Warrants were immediately exercisable upon issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the ND Insurance Commissioner and the FCA, cannot exercise the 2017 Warrants until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Common Stock. Because such approvals have not been obtained with respect to certain holders, a portion of the 2017 Warrants is not exercisable within 60 days and is, therefore, not reflected in the table below. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Warrant Agreement; 2017 Warrants.”

For a description of director nomination rights, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Information regarding holders of Common Stock is based on the share register maintained by the transfer agent and provided to the Company.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Elliott (a)	2,169,390	19.9%
Empyrean (b)	1,960,357	19.9%
ICG (c)	1,839,777	19.9%
Allianz (d)	1,748,332	19.1%
PennantPark (e)	1,040,525	11.3%
Ares (f)	768,266	8.4%
Kamunting Street (g)	555,306	6.1%
Franklin (h)	549,716	5.7%
Phoenix (i)	467,884	5.1%
Todd H. Siegel (j)	105,170	1.1%
Gregory S. Miller (k)	35,285	*
Michele Conforti (l)	35,609	*
James C. Daly, Jr. (m)	20,798	*
Scott Lazear (n)	35,522	*
Robert Lyons (o)	1,698	*
Christophe Browne (p)	9,804	*
Austin Camporin (q)	9,804	*
Rick P. Frier (r)	14,814	*
Michael Iaccarino (q)	9,804	*
Gilbert S. Palter (q)	9,804	*
Mark R. Vondrasek (q)	9,804	*
Directors and executive officers as a group (14 persons) (s)	369,122	3.9%

(*)	Less than one percent.
(a)

Represents 425,000 shares of Common Stock and 1,744,390 shares of Common Stock underlying the 2017 Warrants, in each case owned of record by Elliott Associates, L.P. (“Elliott”) and Elliott International, L.P. (“Elliott International” and, together with Elliott, the “Elliott Entities”). Elliott Capital Advisors, L.P. (“Capital Advisors”), Elliott Advisors GP LLC (“Advisors GP”) and Elliott Special GP, LLC (“Special GP”), each of which is controlled by Paul E. Singer (“Singer”), are the general partners of Elliott. Hambledon, Inc. (“Hambledon”), which is also controlled by Singer, is the sole general partner of Elliott International. Elliott International Capital Advisors Inc. (“EICA”) is the investment manager for Elliott International. The Elliott Entities also own 2017 Warrants to acquire up to 2,131,836 shares of Common Stock (1,744,390 shares of which are currently exercisable and included in the table above). However, the Elliott Entities are prevented from exercising 2017 Warrants to the extent that after giving effect to such exercise, the Elliott Entities (together with their affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, and such consent or notice has not been properly obtained or filed, including the FCA (which consents have not yet been received). The address of Elliott, Singer, Capital Advisors, Advisors GP, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The address of Elliott International and Hambledon is c/o

Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.
(b)	Represents 1,266,385 shares of Common Stock owned of record by Empyrean Investments, LLC (“EI LLC”). Also represents 127,433 shares of Common Stock issuable upon the conversion of the Class C/D Common Stock and 2017 Warrants to acquire 611,002 shares of Common Stock owned of record by EI LLC (566,539 shares of which are currently exercisable and included in the table above). Empyrean Capital Partners, LP (“Empyrean”) is the sole member of EI LLC. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares of Common Stock held directly by EI LLC. The address of each of EI LLC, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067. EI LLC is prevented from converting the Class C/D Common Stock and exercising the 2017 Warrants to the extent that after giving effect to such exercise, EI LLC (together with its affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, including the FCA, and such consent or notice has not been properly obtained or filed.
(c)	Represents 1,751,734 shares of Common Stock, 88,043 shares of Common Stock underlying the Limited Warrant, in each case owned of record by Metro SPV LLC (the “SPV”). ICG Strategic Secondaries II GP LP (the “Secondaries Fund GP”) serves as the managing member of the SPV. ICG Strategic Equity Associates II LLC (“Secondaries Associates”) is the sole general partner of Secondaries Fund GP. Intermediate Capital Group, Inc. (“ICG, Inc.”) is the sole managing member of Secondaries Associates. ICG FMC Limited (“ICG FMC”) is the parent company of ICG, Inc. Intermediate Capital Group plc (“ICG plc”) is the parent company of ICG, Inc. and is a premium listed company on the London Stock Exchange. The SPV is currently prevented, pursuant to the Certificate of Incorporation, from voting shares in excess of 19.9% of the issued and outstanding Common Stock until the SPV obtains the required consent from the FCA. The SPV also owns (1) a Limited Warrant to acquire up to 462,266 shares of Common Stock (88,043 shares of which are currently exercisable and included in the table above), (2) Class C Common Stock and Class D Common Stock, which such Class C/D Common Stock represents the right to acquire, upon conversion thereof and payment of the conversion price associated therewith, up to 1,071 shares of Common Stock and (3) 2017 Warrants to acquire 967,660 shares of Common Stock. However, the SPV is prevented from exercising the Limited Warrant, the Class C/D Common Stock and the 2017 Warrants to the extent that after giving effect to such exercise, the SPV (together with its affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, including the FCA, and such consent or notice has not been properly obtained or filed. The address of the SPV, Secondaries Fund GP, Secondaries Associates and ICG, Inc. is c/o Intermediate Capital Group, Inc., 600 Lexington Avenue, 24th Floor, New York, NY 10022. The address of ICG FMC and ICG plc is Juxon House, 100 St. Paul’s, Churchyard, London, EC4M 8BU.
(d)	Represents 1,748,332 shares of Common Stock owned of record by Allianz US High Yield, Allianz Income and Growth Fund, AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI Income & Growth Fund, and AllianzGI High Yield Bond Fund (together, the “AllianzGI Entities”). Allianz Global Investors U.S. LLC (“AllianzGI US”) provides investment advisory services to the AllianzGI Entities and AllianzGI US is a wholly owned indirect subsidiary of Allianz SE, a publicly traded company. The address of each of the AllianzGI Entities, AllianzGI US and Allianz SE is c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019.
(e)

Represents 996,942 shares of Common Stock owned of record by PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund II LP (together, the “PennantPark Entities”). Also represents 43,583 shares of Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by the PennantPark Entities. PennantPark Investment Advisers, LLC is a registered investment advisor that directly or indirectly manages the investment activities of each of PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund II, LP. Arthur H. Penn, Jose A. Briones, Salvatore Giannetti III and

P. Whitridge Williams, Jr. are the senior investment professionals of PennantPark Investment Advisers, LLC. Each of PennantPark Investment Advisers, LLC and Messrs. Penn, Briones, Giannetti III and Williams, Jr. may be deemed to share voting and dispositive power with respect to the shares of Common Stock owned of record by the PennantPark Entities. The address of each of the PennantPark Entities and individuals listed in this footnote is c/o 590 Madison Avenue, 15th Floor, New York, New York 10022.
(f)	Represents 744,275 shares of Common Stock owned of record by Ares Dynamic Credit Allocations Fund Inc. (“ARDC”), Ares Special Situations Fund III, LP (“ASSF III”), Ares Enhanced Credit Opportunities Master Fund II, Ltd. (“ECO II”), ASIP (Holdco) IV S.a r.l. (“ASIP IV”), Future Fund Board of Guardians (“AFF”), RSUI Indemnity Company (“RSUI”) and Transatlantic Reinsurance Company (“TRC,” and together with ARDC, ASSF III, ECO II, ASIP IV, AFF and RSUI, collectively, the “Ares Clients”). Also represents 23,991 shares of Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by certain of the Ares Clients. Ares Capital Management II LLC (“ACM II”) serves as the investment advisor of ARDC and is wholly owned by Ares Management LLC (“Ares Management”). ASSF Operating Manager III, LLC (“ASSF III Manager”) serves as the investment advisor of ASSF III and is wholly owned by Ares Management. ASSF Management III, L.P. (“ASSF III GP”) serves as the general partner of ASSF III and its general partner is ASSF Management III GP LLC (“ASSF III GP LLC”). ASSF III GP LLC is wholly owned by Ares Investments Holdings LLC (“Ares Investments”). Ares Offshore Holdings L.P. (“Ares Offshore”) is the sole voting member of ECO II. Ares Enhanced Credit Opportunities Management II, LLC (“ECO II Manager”) serves as the investment advisor of ECO II and is wholly owned by Ares Management. Ares Strategic Investment Partners IV (ASIP IV LuxCo”) is the sole shareholder of ASIP IV. ASIP IV LuxCo’s issued shares are listed on the Luxembourg Stock Exchange, but wholly owned by a Swedish pension fund. ASIP Operating Manager IV LLC (“ASIP IV Manager”) serves as the investment advisor of each of ASIP IV and ASIP IV LuxCo and is wholly owned by Ares Management. Ares Enhanced Loan Investment Strategy Advisor IV, L.P. (“AFF Manager”) serves as the investment advisor of AFF. Ares Enhanced Loan Investment Strategy Advisor IV GP, LLC (“AFF Manager GP”) serves as the general partner of AFF Manager and is wholly owned by Ares Management. Ares ASIP VII Management L.P. (“ASIP VII Manager”) serves as the investment advisor of both RSUI and TRC. Ares ASIP VII GP, LLC (“ASIP VII Manager GP”) serves as the general partner of ASIP VII Manager and is wholly owned by Ares Management. The sole member of Ares Management is Ares Management Holdings L.P. (“Ares Management Holdings”) and the general partner of Ares Management Holdings is Ares Holdco LLC (“Ares Holdco”). The sole member of Ares Holdco is Ares Holdings Inc. (“Ares Holdings”), whose sole stockholder is Ares Management, L.P. (“AM, L.P.”). The general partner of AM, L.P. is Ares Management GP LLC (“Ares Management GP”) and the sole member of Ares Management GP is Ares Partners Holdco LLC (“Ares Partners” and, together with the Ares Clients, ACM II, ASSF III Manager, ASSF III GP, ASSF III GP LLC, Ares Investments, Ares Offshore, ECO II Manager, ASIP IV LuxCo, ASIP IV Manager, ASIP IV Manager GP, AFF Manager, AFF Manager GP, ASIP VII Manager, ASIP VII Manager GP, Ares Management, Ares Management Holdings, Ares Holdco, Ares Holdings, AM, L.P., and Ares Management GP, the “Ares Entities”). Ares Partners is managed by a board of managers, which is composed of Michael Arougheti, R. Kipp deVeer, David Kaplan, Antony Ressler, Bennett Rosenthal, Michael McFerran and Ryan Berry. Decisions by Ares Partners’ board of managers generally are made by a majority of the members, which majority, subject to certain conditions, must include Antony Ressler. Each of the Ares Entities (other than the Ares Clients with respect to the shares held directly by each of them) and the members of Ares Partners’ board of managers and the other directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaim beneficial ownership of the shares of Common Stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.
(g)	Represents 555,306 shares of Common Stock owned of record by Kamunting Street Master Fund Ltd. (the “Kamunting Street Entity”). The mailing address of the Kamunting Street Entity is 119 Washington Avenue, Suite 600, Miami Beach, FL 33139.
(h)

Represents 2017 Warrants to acquire 549,716 shares of Common Stock owned of record by Franklin Mutual Quest Fund (the “Franklin Entity”), an investment company registered under the Investment Company Act of 1940. Franklin Mutual Advisers, LLC (“Franklin”) is the investment manager for the Franklin Entity. The address of the Franklin Entity and Franklin is 101 John F. Kennedy Parkway, 3rd Floor, Short Hills, New Jersey, 07078.
(i)	Represents 502,884 shares of Common Stock owned of record by SSCSIL Mercer INV FD 1, JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P., JLP Stressed Credit Fund LP, JLP Partners Master Fund LP and JLP Credit Opportunity Master Fund Ltd. (together, the “Phoenix Entities”). Phoenix Investment Adviser LLC (“Phoenix”) acts as the discretionary investment manager to JLP Credit Opportunity Master Fund Ltd., JLP Stressed Credit Fund LP and JLP Partners Master Fund LP. Phoenix acts as the discretionary investment subadvisor to SSCSIL Mercer INV FD 1 and JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P. Jeffrey Peskind is the Managing Member of Phoenix. The address of each of the Phoenix Entities, Phoenix and Mr. Peskind is 420 Lexington Avenue, Suite 2040, New York, NY 10170.
(j)	Includes 3,725 shares of Class C Common Stock and 3,921 shares of Class D Common Stock. Includes 95,500 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 986 shares of Class C Common Stock and 1,038 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.
(k)	Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 33,425 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(l)	Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 33,425 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 158 shares of Class C Common Stock and 166 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.
(m)	Includes 827 shares of Class C Common Stock and 871 shares of Class D Common Stock. Includes 19,100 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(n)	Includes 915 shares of Class C Common Stock and 964 shares of Class D Common Stock. Includes 33,425 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 106 shares of Class C Common Stock and 112 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.
(o)	Includes 827 shares of Class C Common Stock and 871 shares of Class D Common Stock.
(p)	Christophe Browne is a Managing Director of ICG Strategic Equity Advisors LLC, and as such may be deemed to have beneficial ownership of the securities held directly by the Metro SPV LLC (holders of 1,751,734 shares of Common Stock and 88,043 shares of Common Stock underlying the Limited Warrant). Mr. Browne disclaims beneficial ownership of the securities reported herein.
(q)	Includes 9,804 shares of Common Stock under vested restricted stock unit awards.
(r)	Includes 14,814 shares of Common Stock under vested restricted stock unit awards.
(s)	Includes 8,958 shares of Class C Common Stock and 9,432 shares of Class D Common Stock. Includes 284,225 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 1,302 shares of Class C Common Stock and 1,371 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options. Includes 63,834 shares of Common Stock under vested restricted stock unit awards.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Composition

In accordance with the Certificate of Incorporation, the Bylaws and the Nominating Agreements (as defined below), our Board may consist of no less than three nor more than eleven directors and currently consists of seven directors in accordance with the Shareholders Agreement (as defined in “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Shareholders Agreement”) (which requirement to consist of seven directors, or up to nine directors at the discretion of the Board, shall terminate upon a listing of our Common Stock on a U.S. national securities exchange registered with the SEC). Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, disability, resignation, termination (with cause or without cause) or other removal. Our Board is divided into three classes of directors, with each director serving in such class of directors and in such capacity and having such title, as set forth opposite his name:

Name	Class/Initial Term Expiration	Title
Gilbert S. Palter	II / 2018 Annual Meeting	Chairman of the Board of Directors
Michael Iaccarino	II / 2018 Annual Meeting	Director
Todd H. Siegel	III / 2019 Annual Meeting	Director
Christophe Browne	III / 2019 Annual Meeting	Director
Austin Camporin	III / 2019 Annual Meeting	Director
Rick P. Frier	I / 2020 Annual Meeting	Director
Mark R. Vondrasek	I / 2020 Annual Meeting	Director

Nominees for Election at the 2018 Annual Meeting

The Board nominated Messrs. Palter and Iaccarino as nominees for election to the Board as Class II directors at the 2018 Annual Meeting. If elected, Messrs. Palter and Iaccarino will continue as directors and their terms will expire at the 2021 Annual Meeting of Stockholders. Messrs. Palter and Iaccarino have been nominated as Class II directors by ICG and Elliott, respectively, pursuant to the Nominating Agreements as described under “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Information about the Board of Directors

The names and certain information regarding each member of the Board, including the nominees for election to the Board as Class II directors at the 2018 Annual Meeting, are set forth below. Messrs. Browne and Palter are the nominees of Metro SPV LLC, a subsidiary of investment vehicles affiliated with ICG Strategic Secondaries Advisors LLC, pursuant to the Nominating Agreements (as defined below) with the Company. Messrs. Camporin and Iaccarino are the nominees of affiliates of Elliott Management Corporation, pursuant to the Nominating Agreements with the Company. Mr. Siegel, in his capacity as Chief Executive Officer, was nominated to serve as a director pursuant to the Shareholders Agreement. The following information has been furnished to us by the directors.

Gilbert S. Palter, age 52, has been the Chairman and a member of the Board of the Company since July 20, 2017. Mr. Palter also serves as chairperson of the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board. He is the Co-Founder, Managing Partner and Chief Investment Officer of EdgeStone, which he joined in May 1999. Prior to co-founding EdgeStone, he was the Founder, Chief Executive Officer and Managing Director of Eladdan Capital Partners, a Toronto-based private equity fund targeting middle-market Canadian and U.S. companies from 1997 to 1999. He also founded Eladdan Enterprises in May 1995, a boutique investment bank specializing in providing buy side mergers and acquisitions advice to Canadian and U.S. companies, particularly on cross-border acquisitions and investments, where he worked from 1995 to 1996. Mr. Palter has previously worked at Smith Barney (1994 to 1995), Clairvest Group Inc. (1993 to 1994), McKinsey & Company (1990 to 1993) and Morgan Stanley (1988 to 1989). Mr. Palter currently serves as Chairman of Specialty Commerce Corp. and is also a member of the board of directors of Atlantic Power Corporation (NYSE/TSX), RPX Corporation (Nasdaq) and Tunnel Hill LP. He is a former Chairman of Aurigen Capital Limited, Stephenson’s Holdings Inc., BreconRidge Corporation, Hair Club Group, Continental Alloys & Services, BFI Canada, and Farley Windows, and was previously a director of Alliance Films, Center for Diagnostic Imaging, Lavalife, Mitel Networks, Trimaster Manufacturing and Xantrex Technology. Gil is actively involved in a number of philanthropic organizations. He was a 2003 recipient of “Canada’s Top 40 Under 40” award, a recipient of the Ernst & Young Entrepreneur Of The Year® Award 2006, and is a member of the Young Presidents’ Organization (YPO Gold). Mr. Palter brings to the Board significant experience in finance and management in both domestic and international contexts.

Todd H. Siegel, age 47, was appointed Chief Executive Officer and a director of the Company as of September 20, 2012. Mr. Siegel was formerly the Chief Financial Officer of Affinion from November 2008 to September 2012 and served as an Executive Vice President since October 17, 2005. Mr. Siegel also served as our General Counsel from October 17, 2005 to February 16, 2009. Mr. Siegel joined us in November 1999 as a member of the Legal Department of the Membership Division of Cendant and most recently served as General Counsel of Trilegiant starting in July 2003 and Cendant Marketing Group starting in January 2004. From 1997 to 1999, Mr. Siegel was employed as a corporate associate at Skadden, Arps, Slate, Meagher and Flom, LLP. From 1992 until 1994, he was employed as a certified public accountant with Ernst & Young. Mr. Siegel serves on the board of directors of Presidio, Inc. and Dakota Holdings, Inc.

Christophe Browne, age 40, has been a director of the Company and a member of the Audit Committee of the Board since July 20, 2017. Mr. Browne is a Managing Director of ICG, a specialist asset manager investing in private debt, credit and equity with over $30 billion of assets under management globally. He joined ICG in 2014 and is a member of the Investment Committee for the Strategic Secondaries Equity funds. Prior to joining ICG, Mr. Browne was a Founding Partner of NewGlobe Capital Partners focused on specialized private equity fund restructuring transactions. He has over 14 years of investment experience in the US, Europe and Emerging Markets. From 2006-2012 he worked as a Principal at Vision Capital Partners and from 2000-2002 as an Investment Analyst at the IFC, the private investment arm of the World Bank. Mr. Browne currently serves as an Observer to the boards of Cambium Learning Group and ITN Networks, as well as Chairman of the Advisory Committee for EdgeStone Capital Partners. Mr. Browne brings to the Board his extensive experience as a professional in the private equity industry, including considerable expertise in corporate finance and investment management activities.

Austin Camporin, age 35, has been a director of the Company and a member of the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board since July 20, 2017. Mr. Camporin is an Associate Portfolio Manager at Elliott Management Corporation, a New York-based investment fund with $33 billion in assets under management. He joined Elliott in 2009, focusing primarily upon public equity and credit opportunities. Prior to joining the firm, Mr. Camporin began his career at JPMorgan in 2004, first as a high-yield credit analyst and then in 2007 moving to the distressed debt proprietary trading group. Mr. Camporin is a CFA charterholder and is also co-president and founder of the Good Shepherd of Darien Foundation. Mr. Camporin brings to the Board significant experience in investment and leading financial operations for both public and private companies.

Rick P. Frier, age 56, has been a director of the Company and the chairman of the Audit Committee of the Board since November 9, 2015. Most recently, Mr. Frier served as Executive Vice President and Chief Financial Officer of Chiquita Brands International Inc., a leading international marketer and distributor of fresh food products, from 2013 to 2015. Prior to this, he served as Executive Vice President, Chief Financial Officer and Board Director of Catalina Marketing Corp. from 2005 to 2012, where he led all global finance functions and new business development. From 2001 to 2005, he served as Chief Financial Officer, Chief Operating Officer and Board Director of Mattress Discounters Inc. Mr. Frier currently serves on the board of directors of Whitehorse Finance, Inc. and Exal Corporation (Chairman). Mr. Frier brings to the Board his significant experience in strategic planning and leading financial operations for both public and private companies.

Michael Iaccarino, age 53, has been a director of the Company and a member of the Audit Committee of the Board since July 20, 2017. Mr. Iaccarino is the Chairman and CEO of Infogroup, a leading provider of high-value data and multi-channel marketing solutions delivered in real-time and used by small businesses and enterprise brands. Mr. Iaccarino served as the President and Chief Executive Officer of Mobile Messenger from 2009 to 2011, establishing the company as one of the dominant mobile technology players in North America. Prior to joining Mobile Messenger, he was the Chief Executive Officer of Epsilon from 2001 to 2009, transforming Epsilon into one of the United States’ leading database marketing companies. From 1998 to 2001, Mr. Iaccarino was CFO of Epsilon. Before Epsilon, Mr. Iaccarino was a Senior Manager at PriceWaterhouseCoopers from 1997 to 1998 and the Corporate Controller at Summit Technology from 1990 to 1997 after having started his career at KPMG’s High Technology practice from 1986 to 1990. Mr. Iaccarino is a former Certified Public Accountant. Mr. Iaccarino brings to the Board significant experience in finance, management and technology for both small and large enterprises.

Mark R. Vondrasek, age 50, has been a director of the Company since October 4, 2016, and serves as a member of the Human Resources Committee and the Nominating and Corporate Governance Committee. Mr. Vondrasek serves as the Executive Vice President, Global Head of Loyalty & New Business Platforms of Hyatt Hotels as of September 2017. In his role, he is responsible for Hyatt’s integrated experience strategy and its wellness initiatives, including Miraval and Exhale, as well as creating and scaling new business opportunities, products and services. Prior to this, he served as Senior Vice President, Commercial Services of Starwood Resorts Worldwide, Inc. (“Starwood”), from December 2001 until Starwood and Marriott merged in September 2016. Mr. Vondrasek brings to the Board his significant experience related to the loyalty business, including the oversight of strategic marketing partnerships.

Involvement in Certain Legal Proceedings

There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Shareholders Agreement

We are party to a Shareholders Agreement, which among other things, requires the individual serving as chief executive officer of the Company to be included in the Company’s slate of nominees for director at each annual or special meeting of stockholders at which directors are to be elected and at which the relevant class of directors’ seats are subject to election. Pursuant to the Shareholders Agreement, the Company must use its reasonable best efforts to cause the election of the chief executive officer as a director of the Board (along with all other Company nominees for director) and otherwise support the chief executive officer for election in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees. For more information about the Shareholders Agreement, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Shareholders Agreement.”

Nominating Agreements

In connection with the transactions described under “Certain Relationships and Related Transactions—2017 Exchange Offers, Issuance of 2017 Notes and 2017 Warrants and Redemptions of Other Existing Notes,” on May 10, 2017, we entered into a separate nominating agreement with each of Elliott and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC (“ICG”) (the “Nominating Agreements”), pursuant to which such investors have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans). Pursuant to the Nominating Agreements, Elliott has nominated Mr. Iaccarino as a Class II director and ICG has nominated Mr. Palter as a Class II director, in each case for election at the 2018 Annual Meeting. Mr. Camporin and Mr. Browne, who currently serve on the Board as Class III directors, were nominated by Elliott and ICG, respectively.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the two nominees for election as Class II directors named above. “WITHHOLD” votes and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the two nominees for Class II director receiving the highest number of votes will be elected as Class II directors. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. There is no cumulative voting for the election of Class II directors. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

AS A CLASS II DIRECTOR OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board be independent. However, our Board has determined that each of the members of (i) our Audit Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Browne, (ii) our Human Resources Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Camporin, and (iii) our Nominating and Corporate Governance Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Camporin. Additionally, Messrs. Wells and Victor, who served as directors until July 17, 2017, were determined by the Board to be independent.

Board Leadership Structure

The Board has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. The roles of the Chairman of the Board and Chief Executive Officer are currently performed by separate individuals. Gilbert S. Palter serves as the Company’s Chairman and Todd H. Siegel serves as the Company’s Chief Executive Officer. The Board believes that, at this time, this leadership structure better allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman provides leadership to our Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas, in consultation with the Chief Executive Officer and the other officers and directors, facilitates communications among and information flow to directors, has the power to call special meetings of our Board and stockholders and presides at meetings of our Board and stockholders. The Chairman also advises and counsels our Chief Executive Officer and other officers.

Board Committees

Our Board has an Audit Committee, a Human Resources Committee and a Nominating and Corporate Governance Committee, which was reconstituted in April 2018.

Audit Committee

The current members of the Audit Committee are Messrs. Frier, Browne and Iaccarino. Mr. Frier is the chairman of the Audit Committee. The principal duties and responsibilities of our Audit Committee are as follows:

•	to monitor our financial reporting process and internal control system;

•	to oversee the integrity of our financial statements;

•	to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, approve audit and non-audit services to be performed by such auditor and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority, at its discretion, to retain counsel and advisors to fulfill its responsibilities and duties at our expense.

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Audit Committee be independent. However, our Common Stock is listed on the OTCQX, an electronic inter-dealer quotation system which has a requirement that a majority of the members of our Audit Committee be independent. Our Board has determined that each of the members of our Audit Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Browne, and each is financially literate and has experience analyzing or evaluating financial statements. Our Board has also determined that each of Messrs. Frier and Iaccarino is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee held four meetings in 2017. The Board has adopted a written charter for the Audit Committee, which is included in Appendix A of this proxy statement.

For additional information regarding the responsibilities of the Audit Committee, see “Corporate Governance—Board’s Role in Risk Oversight.”

Human Resources Committee

The current members of the Human Resources Committee (which was known as our “Compensation Committee” prior to February 2018) are Messrs. Palter, Camporin and Vondrasek. Mr. Palter is the chairman of the Human Resources Committee. The principal duties and responsibilities of the Human Resources Committee are as follows:

•	to review and provide oversight over our policies and procedures that impact our human resources, personnel development, assessment and retention, and organizational culture;

•	to review, evaluate and make recommendations to the full Board regarding our compensation policies and establish performance-based incentives that support our long-term goals, objectives and interests;

•	to review and approve the compensation of our Chief Executive Officer, the other executive officers, other officers and employees;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and equity-based compensation plans;

•	to set and review the compensation of and reimbursement policies for members of the Board;

•	to provide oversight concerning selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	to prepare an annual compensation committee report, provide regular reports to the board, and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Human Resources Committee be independent. The OTCQX electronic inter-dealer quotation system does not have any requirements with respect to the independence of members of our Human Resources Committee or compensation committees generally. However, our Board has determined that each of the members of our Human Resources Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Camporin.

The Human Resources Committee held two meetings in 2017. The Board has adopted a written charter for the Human Resources Committee, which is included in Appendix B of this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Palter, Camporin and Vondrasek. Mr. Palter is the chairman of the Nominating and Corporate Governance Committee. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are as follows:

•	to assist the Board in identifying individuals qualified to serve as members of the Board;

•	to oversee director orientation about the Company, including its business operations and governance structure, and continuing director education programs;

•	to oversee the evaluation of the Board and management of the Company to ensure effective and appropriate governance;

•	to periodically review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

•	to review proposals submitted by Company shareholders for inclusion in the Company’s proxy materials and recommend appropriate action to the Board; and

•	to review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Nominating and Corporate Governance Committee and other Board committees, director independence and the director nominations process, and to recommend that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Nominating and Corporate Governance Committee be independent. The OTCQX electronic inter-dealer quotation system does not have any requirements with respect to the independence of members of our Nominating and Corporate Governance Committee. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Camporin.

The Nominating and Corporate Governance Committee was established by the Board on April 25, 2018, and therefore did not hold any meetings in 2017. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is included in Appendix C of this proxy statement.

Board Meetings

The Board held nine meetings during 2017. Each director attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the committees on which the director served.

Attendance at Annual Stockholder Meetings

While we do not have a formal attendance policy, each of our directors is expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meetings of stockholders.

Board’s Role in Risk Oversight

The Board meets periodically with key members of management to review the Company’s business and agree upon its strategy and the risks involved with such strategy. Management and the Board discuss the amount of risk the Company is willing to accept related to implementing our strategy. On a periodic basis, management meets directly with the Board to provide an update on key risks and the processes and systems in place to manage these risks. The Board approves management’s enterprise risk policies, procedures and practices and periodically reviews (a) the magnitude of all material business risks, (b) the enterprise risk policies, procedures and practices in place to manage material risks, and (c) the overall effectiveness of the risk management process.

The Board approves actions surrounding our capital structure, debt agreements, and legal settlements to the extent applicable, and approves the Company’s annual budget. Key finance and accounting management meet with the Board to provide an update on our financial results. The Board regularly assesses management’s response to critical risks and recommends changes to management, including changes in leadership, where appropriate.

The Board delegates responsibility for overseeing certain financial risks to the Audit Committee. The Audit Committee monitors the quality and integrity of our financial statements and our compliance with legal and regulatory requirements. The Audit Committee is also responsible for understanding the Company’s financial risk assessment and risk management policies. The Audit Committee also reviews and approves the annual audit plan and regularly reports to the Board. For additional information with respect to the Audit Committee, see “Corporate Governance—Board Committees—Audit Committee.”

Communications with the Board

Stockholders or other interested parties may communicate with one or more members of the Company’s Board by writing to the Board or a specific director at:

Board of Directors (or specific director)

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Communications addressed to individual Board members will be forwarded by the Company’s Secretary to the individual addressee. Any communications addressed to the Board will be forwarded by the Secretary to the Chairman of the Board.

Consideration of Director Nominees

On April 25, 2018, we reconstituted a standing nominating committee as our Nominating and Corporate Governance Committee. Prior to the reconstitution of the Nominating and Corporate Governance Committee, our entire Board considered all of the matters for which a nominating committee would be responsible.

Prior to April 25, 2018, each member of our Board participated in the consideration of director nominees and, following the reconstitution of the Nominating and Corporate Governance Committee, this consideration is delegated to the members of the Nominating and Corporate Governance Committee. The process followed by our Board or the Nominating and Corporate Governance Committee, as applicable, to identify and evaluate director candidates includes requests to members of our Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Board or the Nominating and Corporate Governance Committee, as applicable. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees (other than those directors nominated pursuant to Nominating Agreements or the nomination of our Chief Executive Officer, which is required pursuant to the Shareholders’ Agreement), our Board or the Nominating and Corporate Governance Committee, as applicable, considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. Our Board and the Nominating and Corporate Governance Committee do not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board and the Nominating and Corporate

Governance Committee do not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board and the Nominating and Corporate Governance Committee believe that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities.

As discussed elsewhere in this proxy statement, we have entered into Nominating Agreements with certain investors, pursuant to which such investors have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans). Therefore, in addition to considering nominees for directors through the processes outlined above, we are required to nominate certain directors pursuant to these Nominating Agreements. Directors who are nominated pursuant to the Nominating Agreements are not subject to the review procedures of the Nominating and Corporate Governance Committee. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Finally, while we have no formal policy with regard to the consideration of director nominees recommended by our stockholders, our Bylaws and SEC regulations set forth procedures pursuant to which stockholders are permitted to submit proposals for director nominees. For more information, see “General Information—Stockholder Proposals for the 2019 Annual Meeting of Stockholders.”

Code of Ethics

Although we are not a listed issuer whose securities are listed on a national securities exchange or on an inter-dealer quotation system which obligates us to adopt a formal code of ethics, the Company has adopted a core policies manual which includes a formal code of ethics and an annual re-certification. We will provide to any person without charge a copy of the portions of our code of ethics that apply to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer upon written request or telephoning to the following address or telephone number:

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

(203) 956-1000

Compensation Committee Interlocks and Insider Participation

During 2017, the members of the Human Resources Committee consisted of Messrs. Wells (from January 1 to July 17), Resnick (from January 1 to July 17), Victor (from January 1 to July 17), Frier (from January 1 to July 20), Vondrasek (from January 1 to December 31), Palter (from July 20 to December 31) and Camporin (from July 20 to December 31). During 2017, none of our executive officers served as a member of the compensation committee of another entity (or other board committee of such entity performing equivalent function or, in the absence of any such committee, the entire board of directors of such entity), one of whose executive officers served on our Human Resources Committee, none of our executive officers served as a director of another entity, one of whose executive officers served on our Human Resources Committee, and none of our executive officers served as a member of the compensation committee of another entity (or other board committee of such entity performing equivalent function or, in the absence of any such committee, the entire board of directors of such entity), one of whose executive officers served as one of such directors.

Director Compensation

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by the members of our Board.

We provide each of our non-employee directors with annual cash compensation equal to $100,000, which is payable in equal quarterly installments. In addition, Mr. Palter is eligible to receive $50,000 annually, payable in equal quarterly installments, for serving as chairman of the Board. Members of the Audit Committee are eligible to receive an additional $30,000 annually, payable in cash, and all non-employee directors are eligible to receive $70,000 in restricted stock unit awards annually. In addition, Mr. Frier is eligible to receive $25,000 annually, payable in quarterly installments, for serving as the chairman of the Audit Committee. Directors who are our employees receive no further compensation for their service as directors.

On April 25, 2018, the Board approved (i) the establishment of annual fees of $25,000 ($50,000 for the chairman) payable to each of the members of the Human Resources Committee of the Board, and (ii) an increase of $20,000 in the value of the equity each non-employee director is entitled to receive annually, increasing such amount from $70,000 to $90,000.

The table below summarizes the compensation paid by us and earned or accrued by directors for the fiscal year ended December 31, 2017.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gilbert S. Palter (3)	$125,000	$70,000	$—	$—	$—	$195,000
L. Spencer Wells (4)	$90,000	$—	$—	$—	$—	$90,000
Rick P. Frier (5)	$155,000	$70,000	$—	$—	$—	$225,000
David L. Resnick (6)	$65,000	$—	$—	$—	$—	$65,000
Skip Victor (7)	$65,000	$—	$—	$—	$—	$65,000
Mark R. Vondrasek (8)	$115,000	$70,000	$—	$—	$—	$185,000
Christophe Browne (9)	$65,000	$70,000	$—	$—	$—	$135,000
Austin Camporin (10)	$50,000	$70,000	$—	$—	$—	$120,000
Michael Iaccarino (11)	$65,000	$70,000	$—	$—	$—	$135,000

(1)	Mr. Siegel, our Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a director. The compensation received by Mr. Siegel is shown in the Summary Compensation Table.
(2)	Reflects the grant date fair value of restricted stock units granted in 2017 to each applicable director (or the director’s affiliated entity) computed in accordance with FASB ASC 718. For additional information relating to assumptions made by the Company in valuing these awards for 2017, see Note 13 to our audited consolidated financial statements included in the 2017 Annual Report. Each of Messrs. Palter, Frier, Vondrasek, Browne, Camporin and Iaccarino was granted 9,804 restricted stock units on October 24, 2017. Mr. Browne waived receipt of such restricted stock units and an award of 9,804 restricted stock units was granted instead to Metro SPV LLC, an entity affiliated with Mr. Browne, on December 18, 2017, in consideration of Mr. Browne’s service as a director.
(3)	Mr. Palter’s fees reflect his appointment as chairman and as a director on July 20, 2017. He received an additional amount equal to $25,000 for his service as chairman of the Board and one-time payment of $50,000 in connection with his appointment as chairman.

(4)	Mr. Wells resigned as chairman and as a director on July 17, 2017. The fees paid to him are pro-rated through his resignation date. He received an additional amount equal to $25,000 for his service as chairman of the Board in 2017.
(5)	Mr. Frier received an additional amount equal $25,000 for his service as chairman of the Audit Committee.
(6)	Mr. Resnick resigned as a director on July 17, 2017. The fees paid to him are pro-rated through his resignation date.
(7)	Mr. Victor resigned as a director on July 17, 2017. The fees paid to him are pro-rated through his resignation date.
(8)	Mr. Vondrasek resigned from the Audit Committee on July 20, 2017. The fees paid to him for his services on the Audit Committee were pro-rated through his resignation date from the Audit Committee.
(9)	Mr. Browne’s fees reflect his appointment as a director on July 20, 2017. Mr. Browne did not receive these fees personally, but rather any fees paid with respect to his services as a director were paid to Metro SPV LLC.
(10)	Mr. Camporin’s fees reflect his appointment as a director on July 20, 2017.
(11)	Mr. Iaccarino’s fees reflect his appointment as a director on July 20, 2017.

Narrative to Director Compensation Table

Restricted Stock Unit Agreement

The Company entered into a restricted stock unit agreement with each of Messrs. Palter, Frier, Vondrasek, Camporin and Iaccarino on October 24, 2017 and with Metro SPV LLC, an entity affiliated with Mr. Browne, on December 18, 2017 under the terms of the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) pursuant to which each director (or affiliated entity) was awarded 9,804 restricted stock units. The grant of restricted stock units to Metro SPV LLC was made in consideration of Mr. Browne’s services as a director and following Mr. Browne’s waiver of receipt of such award on October 26, 2017.

Each restricted stock unit was fully vested as of December 31, 2017 and will be settled by the delivery of one share of Common Stock to the applicable director on the earlier to occur of (A) a “Change in Control” (as defined in the agreement) or (B) the third anniversary of the date of grant.

EXECUTIVE COMPENSATION

The information in this Executive Compensation section reflects the compensation structure and policies of the Company in effect as of December 31, 2017, unless otherwise noted, all of which information was previously reported in the 2017 Annual Report.

Compensation Discussion and Analysis

Overview of Compensation Program

On February 23, 2018, the Board approved a revised charter for the Compensation Committee of our Board under which the Compensation Committee of the Board was renamed the Human Resources Committee of the Board, and additional responsibilities were enumerated for the Human Resources Committee, specifically the responsibility to (i) review and oversee any Company policy, procedure, process or activity that relates to or affects the Company’s culture; (ii) review the Company’s integrated talent management programs and processes, including those related to talent acquisition, development, and assessment for employees generally; and (iii) oversee executive management compensation, performance assessment and succession planning. The Human Resources Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Human Resources Committee also serves as the Human Resources committee of the board of directors of Affinion. The Human Resources Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers, including the named executive officers, are similar to those provided to executive officers at comparable companies in similarly situated positions.

Named Executive Officers

For 2017, our named executive officers and their respective titles were as follows:

•	Todd H. Siegel, Chief Executive Officer and Director;

•	Gregory S. Miller, Executive Vice President and Chief Financial Officer

•	Michele Conforti, President and Managing Director, Global Customer Engagement

•	James C. Daly, Jr., Executive Vice President and Chief Human Resources Officer

•	Scott Lazear, Executive Vice President and Chief Business Development Officer

•	Robert Lyons, former Executive Vice President and Chief Operating Officer and former President, Connexions Loyalty

Effective June 1, 2017, Mr. Lazear was appointed to serve as Executive Vice President and Chief Business Development Officer of the Company and ceased to serve as President, Connexions Loyalty and Mr. Lyons succeeded to the role of President, Connexions Loyalty. At that time, Mr. Lyons also retained his role as Executive Vice President and Chief Operating Officer of the Company. Effective December 15, 2017, Mr. Lyons resigned from his positions as Executive Vice President and Chief Operating Officer of the Company and President, Connexions Loyalty and his responsibilities were divided between Mr. Siegel and Mr. Miller.

Messrs. Siegel and Miller are named executive officers for 2017 based on their positions with us as Chief Executive Officer and Chief Financial Officer, respectively, during 2017. Mr. Conforti, Mr. Daly, Mr. Lazear and Mr. Lyons are named executive officers based on their levels of compensation during 2017.

Compensation Philosophy and Objectives

The Human Resources Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Human Resources Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at companies with, among other things as discussed in greater detail below, similarly sized revenues. To that end, the Human Resources Committee believes executive compensation packages provided by us to our executives, including to our named executive officers, should include both cash and share-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer annually reviews the performance of each of our named executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Human Resources Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award target and actual payout amounts, are presented to the Human Resources Committee, which has the discretion to modify any recommended adjustments or awards to executives.

The Human Resources Committee has final approval over all compensation decisions for our named executive officers and approves recommendations regarding cash and equity awards to all of our officers.

Setting Executive Compensation

Based on the foregoing objectives, the Human Resources Committee has structured our annual and long-term incentive cash and share-based executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Human Resources Committee considers a variety of factors including market demands, internal equity and external surveys which provide insight into and guidance on the pay practices of similar companies. As a general rule, we target total cash compensation at the 50th percentile of companies with similarly sized revenues. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.

We have found the Total Remuneration Surveys, produced by Mercer, Inc., provides helpful insight, as it reflects input from over 3,000 companies representing 1,400 positions, in General Industry, Service and Retail with revenues ranging from $100 million to over $10 billion. As we recruit talent from various sectors, the broad view of this survey is valuable. While the survey provides an overall list of participating companies, the data that is provided to us for comparison purposes is based on a subgroup of companies with revenues similar to ours. The identity of these companies is not provided to us. In sum, while we are familiar with the broad range of companies that participate in the survey, we are not provided with, and therefore have not listed, the names of the companies that comprise our comparison group.

Executive Compensation Components

The principal components of compensation for our named executive officers are:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites.

Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his position and scope of responsibility by using comparative market data. The initial base salary for our named executive officers is established in their employment agreements.

Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other material change in job responsibility. Merit based increases to salaries of the executives, including our named executive officers, are based on the Human Resources Committee’s assessment of the individual’s performance.

In reviewing base salaries of our executives, the Human Resources Committee primarily considers:

•	scope and/or changes in individual responsibility;

•	internal analysis of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

The Human Resources Committee reviews these criteria collectively but does not assign a weight to any criterion when setting base salaries. Each base salary adjustment is made by the Human Resources Committee subjectively based upon the foregoing.

Performance-Based Incentive Compensation

Our annual incentive plan is an annual cash incentive program with payments determined based on performance against measurable annual financial goals. If the applicable performance goals are achieved, the payment of bonuses at target under our annual incentive plan, together with annual base salary, is designed to deliver annual cash compensation to our named executive officers on average at the 50th percentile of the cash compensation of executives in similarly sized organizations. The annual incentive plan is intended to focus the entire organization on meeting or exceeding Adjusted EBITDA and free cash flow performance goals that are set during the early part of each year and approved by the Human Resources Committee, while also providing significant opportunity to reward individual contributions.

We believe that Adjusted EBITDA and adjusted free cash flow measures are clearly understood by both our employees and stockholders, and that achievement of the stated goals is a key component in the creation of long-term value for our stockholders. Except as may be determined by the Human Resources Committee, in its sole discretion, no bonuses are payable under the annual incentive plan if the Adjusted EBITDA and adjusted free cash flow performance goals established by the Human Resources Committee for that year are not achieved.

For each named executive officer, as well as for each eligible employee, the actual bonus payable for a particular year under the annual incentive plan is bifurcated into a performance-based element and a discretionary element, neither of which is payable if the performance-based element is not achieved unless approved by the Human Resources Committee. The performance-based element is based on achieving and exceeding the Adjusted EBITDA and adjusted free cash flow performance goals (a precondition to the payment of the bonus) and the discretionary element is based on the Human Resources Committee’s assessment of the individual employee’s performance (weighted at 100%). In assessing the individual performance of our named executive officers, the Human Resources Committee, in its discretion, considers the recommendations of our Chief Executive Officer (except in determining the Chief Executive Officer’s bonus) and the following list of factors (the list of factors is not exclusive and no particular weight is assigned to any factor used) and makes its determinations as of the date the bonus is payable: achievement of internal financial and operating targets, including free cash flow and customer growth; improvement of performance and customer satisfaction with our services; improvement of management and organizational capabilities and implementation of long-term strategic plans.

The target bonus percentage (which in the aggregate applies to the discretionary and performance-based elements of the annual incentive bonus, each of which is weighted equally) for our named executive officers is established in their employment agreements or as modified by the Human Resources Committee. For 2017, our named executive officers had the following bonus targets based on their respective annual base salaries: Mr. Siegel’s target remained at 150%; Mr. Miller’s target remained at 100%; Mr. Conforti’s target remained at 100%; Mr. Daly’s target remained at 75%, Mr. Lazear’s target remained at 100% and Mr. Lyons’ target remained at 100%.

The Human Resources Committee believes that a relatively greater proportion of the Chief Executive Officer’s annual compensation should be subject to the achievement of the performance goals. The Human Resources Committee retains the right to pay bonuses to the named executive officers and other employees that are in addition to, or in lieu of, the bonuses described in their employment agreements, which bonuses may be based on company or individual performance goals not reflected in our annual incentive plan or purely discretionary.

None of the named executive officers was awarded an annual bonus under the annual incentive plan with respect to fiscal year 2017 performance because the Company did not achieve the performance goals in 2017 under the plan. However, annual bonuses were paid to certain employees who hold positions with the Company below the vice president level.

Long-Term Equity Incentive Compensation

Adoption of 2015 Equity Incentive Plan

On November 9, 2015, the Board adopted, and our stockholders approved, the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), under which employees, directors and other service providers of the Company and its affiliates are eligible to receive awards in respect of the Company’s Common Stock. The rationale for the 2015 Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. No additional grants will be made under the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), the Affinion Group Holdings, Inc. 2007 Stock Award Plan (the “2007 Plan”), or the Webloyalty Holdings, Inc. 2005 Equity Award Plan (the “Webloyalty Plan”).

Option Cancellation

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers (as defined in “Security Ownership of Certain Beneficial Owners and Management”) and 2015 Rights Offering, the Human Resources Committee approved the cancellation of all stock options (the “Underwater Options”) previously issued and outstanding under the 2007 Plan and the Webloyalty Plan. The Underwater Options had a per share exercise price in excess of the then current fair market value per share of the Company’s Common Stock and as such, the Human Resources Committee determined that the Underwater Options no longer served as adequate incentive or retention tools for the recipients. Pursuant to the terms of the 2007 Plan and the Webloyalty Plan, the Underwater Options were canceled in connection with the 2015 Rights Offering. Stock options issued and outstanding under the 2005 Plan were not affected by the cancellation.

Award Adjustments

In addition to the cancellation of the Underwater Options, on November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Human Resources Committee adjusted the terms of stock options (the “2005 Options”) issued and outstanding under the 2005 Plan and retention units (“Retention Units”) issued and outstanding under the 2007 Plan (the “Adjustment”). With respect to each of the 2005 Options, for each share of the Company’s then existing Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) originally underlying the 2005 Option, the award was converted to an option (the “Converted Option”) to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock.

2015 Retention Award Program

On March 16, 2015, the Human Resources Committee approved the 2015 Retention Award Program (“2015 Retention Program”), an equity and cash incentive award program, intended to encourage the retention of certain key employees. The Human Resources Committee approved 2015 Retention Program grants to Mr. Siegel with a fair market value of $1,900,000, Mr. Miller of $500,000, Mr. Conforti of $500,000, Mr. Daly of $500,000, Mr. Lazear of $500,000 and Mr. Lyons of $500,0000. Fifty percent of each employee’s 2015 Retention Program award was denominated in stock units and the remaining fifty percent was denominated in cash.

The 2015 Retention Program was subject to time-based vesting conditions. Employees became vested in the stock units and cash components of the 2015 Retention Program in two equal installments on March 15, 2016 and 2017, subject to the employee’s continued employment on those dates. For each of the March 2016 and March 2017 vesting dates, fifty percent of the installment was distributed in Class C and Class D Common Stock and fifty percent of the installment was distributed in cash.

2016 Long Term Incentive Plan

On March 9, 2016, the Human Resources Committee approved awards under the Affinion Group Holdings, Inc. 2016 Long Term Incentive Program (the “2016 LTIP”), which is a performance-based cash incentive award program designed to reward employees based on overall Company performance and intended to foster retention of approximately 66 key employees of the Company and its subsidiaries. The 2016 LTIP was established pursuant to the 2015 Plan. The awards under the 2016 LTIP (the “2016 Awards”) are denominated in terms of a target cash award value and contain both performance-based and time-based vesting terms and conditions as described below. The performance goals underlying the 2016 LTIP are designed to build value and a strong financial foundation for the Company and position the Company for future growth.

In general, 100% of a 2016 Award is subject to time-based vesting conditions and between 50% to 100% of a 2016 Award is subject to performance-based vesting conditions based on the employee’s seniority level. With respect to our named executive officers and any other employee who is a direct report of our Chief Executive Officer, 100% of the amount of the 2016 Award granted to such person is subject to both performance-based and time-based vesting conditions. Other employees who received 2016 Awards have 50% of their 2016 Awards subject to both performance-based vesting and time-based vesting conditions and the remaining 50% of those 2016 Awards is subject to time-based vesting conditions only. The portion of a 2016 Award that is subject to both performance-based and time-based vesting conditions is referred to as a “Performance Award” and the portion of a 2016 Award that is only subject to time-based vesting conditions is referred to as a “Retention Award.”

With respect to the Performance Award portion of the 2016 Award, the actual amount of the Performance Award in which an employee is eligible to vest is based on the level of achievement of certain overall corporate and business unit financial performance goals, as applicable. The Performance Award is also based on certain non-financial performance goals, and if such goals are not attained, the Performance Award may be adjusted downward by up to 20%. The Committee determined the level of attainment of the financial and non-financial performance goals on February 22, 2018 and the actual amount of the Performance Award in which the applicable employee is eligible to vest; however, the Human Resources Committee reserves the right to reassess the actual level of attainment of the non-financial performance goals with respect to fiscal year 2017 and adjust, if at all, the portion of the Performance Award to be paid to each of the employees eligible to vest in such an award in March 2019 as described below. The sum of the employee’s Retention Award and the Performance Award is referred to as the “Total Adjusted Award.”

An employee will become vested in the Total Adjusted Award based on his or her continued service with the Company. The Total Adjusted Award will vest in two (2) installments, with 25% vested on March 15, 2018 and 75% vesting on March 15, 2019 (each such date, a “Vesting Date”), subject to the employee’s continued service with the Company on each applicable Vesting Date.

The portion of the Total Adjusted Award which becomes vested as of a given Vesting Date will be paid in cash to the employee, subject to applicable tax withholding, as soon as practicable following such Vesting Date but in no event later than the sixtieth (60th) day following such Vesting Date.

Messrs. Siegel, Miller, Conforti, Daly, Lazear and Lyons received 2016 LTIP Awards with cash values equal to $1,250,000, $500,000, $500,000, $500,000, $500,000 and $500,000, respectively, in each case, subject to the performance-based and time-based vesting conditions described above, pursuant to the terms of an award agreement, dated March 15, 2016 (the “2016 LTIP Award Agreement”).

The 2016 LTIP Award Agreement with Mr. Lazear was amended and restated, effective June 1, 2017 (the “A&R 2016 LTIP Award Agreement”). The A&R 2016 LTIP Award Agreement provides that in the event of Mr. Lazear’s termination of employment by the Company without “cause,” he will become fully vested in the Total Adjusted Award as of the date of such termination.

On February 22, 2018, the Human Resources Committee approved the Total Adjusted Award in which each of the named executive officers is eligible to vest in the following amounts:

•	For Mr. Siegel: a total award of $834,872, of which $208,718 vested in March 2018 and $626,154 is eligible to vest in March 2019;

•	For Mr. Miller, a total award of $500,000, of which $125,000 vested in March 2018 and $375,000 is eligible to vest in March 2019;

•	For Mr. Conforti, a total award of $250,000, of which $62,500 vested in March 2018 and $187,500 is eligible to vest in March 2019;

•	For Mr. Daly, a total award of $333,949, of which $83,487 vested in March 2018 and $250,462 is eligible to vest in March 2019; and

•	For Mr. Lazear, a total of $416,974, of which $104,243 vested in March 2018 and $312,731 is eligible to vest in March 2019.

Mr. Lyons is not eligible to vest in any LTIP Award as he terminated employment in December 2017. As noted above, the Human Resources Committee may adjust the portion of the total award in which each such named executive officer is eligible to vest in 2019.

None of the named executive officers, except for Mr. Miller, are eligible to vest in the full cash value of the applicable 2016 LTIP Award granted to them in March 2016. For Messrs. Siegel, Daly and Lazear, the Total Adjusted Awards were approved at 66.8%, 66.8% and 83.4%, respectively, of the 2016 Awards in accordance with the 2016 LTIP performance based conditions. For Messrs. Miller and Conforti, the Total Adjusted Award amounts were calculated at 66.8% and 33.4%, respectively, of the 2016 Awards in accordance with the 2016 LTIP performance based conditions. However, the Board approved Total Adjusted Awards for Messrs. Miller and Conforti at 100% and 50%, respectively, of the 2016 Awards to strengthen retention of these two employees.

2017 Retention Award Program

On October 23, 2017, the Human Resources Committee approved the 2017 Retention Award Plan (“2017 Retention Program”), a cash incentive award program, intended to encourage the retention of certain key employees, which provides for aggregate payments of between approximately $5.9 million and $8.8 million to 94 employees.

The Human Resources Committee previously approved 2017 Retention Plan awards to (i) Mr. Siegel with a minimum of 75% of bonus target and a maximum of 100% of bonus target, (ii) Mr. Miller with a minimum of 75% of bonus target and a maximum of 100% of bonus target, (iii) Mr. Conforti with a minimum of 50% of bonus target and a maximum of 100% of bonus target, (iv) Mr. Daly with a minimum of 75% of bonus target and a maximum of 100% of bonus target, (v) Mr. Lazear with a minimum of 50% of bonus target and a maximum of 100% of bonus target, and (vi) Mr. Lyons with a minimum of 75% of bonus target and a maximum of 100% of bonus target. On February 22, 2018, the Human Resources Committee approved final 2017 Retention Program award amounts for each of Mr. Siegel, Mr. Miller, Mr. Conforti, Mr. Daly and Mr. Lazear in the following amounts, respectively: $784,125, $410,000, $295,913, $196,031 and $268,000. Mr. Lyons is not eligible for any 2017 Retention Program award as he terminated employment in December 2017.

The 2017 Retention Program is subject to a time-based vesting condition. An employee will become vested in the 2017 Retention Program grant on June 15, 2018, subject to the employee’s continued employment in good standing on such date.

Stock Options

On March 9, 2016, the Human Resources Committee approved grants of stock options under the 2015 Plan to our named executive officers. Messrs. Siegel, Miller, Conforti, Daly, Lazear and Lyons received options to purchase 191,000, 66,850, 66,850, 38,200, 66,850 and 66,850 shares of the Company’s Common Stock, respectively, at an exercise price equal to $13.97 per share. The options granted to our named executive officers become vested in four equal installments on each of the first four anniversaries of the grant date.

Retirement Benefits

Our U.S.-based named executive officers (Mr. Siegel, Mr. Miller, Mr. Daly, Mr. Lazear and Mr. Lyons) are eligible to participate in our Employee Savings Plan. This plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees or U.S. expatriates are able to contribute on a before-tax basis the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service. We match 100% of the first 4% of each employee’s pay that is contributed to the Employee Savings Plan. All contributions to the Employee Savings Plan as well as any matching contributions are fully vested upon contribution. The Company makes mandatory contributions to a pension plan and executive pension/health fund plan on behalf of Mr. Conforti.

Perquisites

We provide named executive officers with limited perquisites that we and the Human Resources Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Each of the named executive officers is entitled to a car allowance.

The Committee periodically reviews the levels of perquisites provided to our named executive officers.

Attributed costs of the perquisites described above for the named executive officers for fiscal years 2015, 2016 and 2017 are included in column (i) of the “Summary Compensation Table.”

Severance Payments

Employment agreements are currently in effect with Messrs. Siegel, Miller, Conforti, Daly and Lazear. These employment agreements provide for severance payments in certain circumstances. The employment agreements are designed to promote stability and continuity of senior management.

In the event the employment of any of Messrs. Siegel, Miller, Daly or Lazear is terminated by us without “cause” (including as a result of our nonrenewal of their respective employment agreement) or they terminate their respective employment with us for “good reason,” the terminating executive will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as periodic payments in the aggregate equal to: (i) in the case of Mr. Siegel, 200% of the sum of his annual base salary and target bonus, or (ii) in the case of either of Mr. Miller, Mr. Daly or Mr. Lazear, 100% of the sum of their respective annual base salary and target bonus. If employment of any of Messrs. Siegel, Miller, Daly or Lazear terminates due to death or disability, he will be entitled to a lump sum payment equal to 100% of base salary. In connection with Mr. Lazear’s change in position, the Company amended and restated his employment agreement, effective June 1, 2017 (the “Amended and Restated Agreement”). The Amended and Restated Agreement provides that, in addition to the foregoing, in the event that Mr. Lazear voluntarily terminates his employment with the Company without “good reason” prior to June 1, 2018, he will be entitled to receive the same severance payments and benefits he is entitled to receive thereunder if he is terminated by the Company without “cause” or he resigns for “good reason.”

In the event the employment of Mr. Conforti is terminated by us without “cause,” he will be entitled to six months of notice and under the severance provisions of his employment agreement to a payment equal to six months of his base salary, subject to reduction in the event he receives any payment in lieu of notice. In addition, in the event of any termination of employment, he will be entitled to receive an additional lump sum payment equal to six months of his base salary on his termination of employment as compensation for the non-competition covenant provided in his agreement.

Definitions referenced above can be found under the subheading “Employment Agreements” following the Summary Compensation Table.

Mr. Lyons and the Company entered into an Agreement and General Release, dated December 15, 2017, in connection with his resignation on such date (the “Separation Agreement”), which superseded his existing employment agreement with the Company, except to the extent provided in the Separation Agreement. Under the Separation Agreement, Mr. Lyons was entitled to receive (i) approximately $72,800 in relocation expenses, (ii) a severance payment equal to $820,000, payable in equal installments in accordance with the Company’s regularly scheduled payroll cycle over 24 months following his termination and (iii) six months of outplacement support services at a cost of up to $20,000.

In connection with his termination of employment, Mr. Lyons forfeited his 2016 LTIP Award and the award made to him under the 2017 Retention Program. In addition, in connection with his termination of employment, Mr. Lyons forfeited the unvested options granted to him in March 2016 and he was entitled to exercise the vested options granted to him for a period of ninety days following his termination of employment.

Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control.”

2018 Actions

Base Salary Adjustments

On February 22, 2018, the Human Resources Committee approved the increase of the annual base salary of Mr. Miller to $450,000, effective April 1, 2018.

Tax and Accounting Implications

Deductibility of Executive Compensation/Internal Revenue Code Section 162(m)

In prior years, the Human Resources Committee structured the Company’s compensation program with the intent to preserve any deductions under Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally limits the deductibility of annual compensation paid to a “covered employee” in excess of $1.0 million, unless certain exceptions are met, such as the exception for qualified performance-based compensation. Pursuant to the Tax Cuts and Jobs Act of 2017 (the “Act”) as of January 1, 2018, the exception under Code Section 162(m) for qualified performance-based compensation was eliminated and the definition of “covered employee” was expanded to include the chief financial officer of a Company subject to Code Section 162(m). The Act includes a transition rule under which the changes to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. The Company intends to rely on this transition rule. However, given the loss of the qualified performance-based compensation exception, non-grandfathered awards may result in non-deductible compensation amounts.

Accounting for Share-Based Compensation

The Company accounts for share-based payments under its stock incentive plans in accordance with and to the extent required by FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

Company Risk Assessment

Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incent employees. Although our programs are generally designed to pay-for-performance and to provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business. These factors include:

•	the multiple elements of our compensation packages, including base salary, annual bonus programs and, for many of our professional level employees, equity awards that vest over multiple years and that are intended to motivate employees to take a long-term view of our business;

•	the structure of our annual cash bonus program, which is based on the collective achievement of numerous factors including cash flow, EBITDA and individual performance against functional goals, minimizes the risk of employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business;

•	the oversight of programs by the committees of the Board, including the Human Resources Committee; and

•	a sound mixture of programs that provide focus on both short and long term goals.

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Disclosure and Analysis be included in this Report and this proxy statement.

THE HUMAN RESOURCES COMMITTEE

Gilbert Palter, Chairman

Austin Camporin

Mark R. Vondrasek

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our 2017 named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015, to the extent that each of the 2017 named executive officers listed below was a named executive officer for such year(s).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Todd H. Siegel	2017	$615,000	$475,000	$—	$—	$—	$—	$27,919	(5)	$1,117,919
Chief Executive Officer	2016	$615,000	$1,305,250	$—	$1,785,850	$—	$—	$27,902		$3,734,002
	2015	$634,500	$810,000	$950,000	$—	$—	$—	$27,894		$2,422,394

Gregory S. Miller	2017	$410,000	$125,000	$—	$—	$—	$—	$28,312	(6)	$563,312
Executive Vice President and Chief Financial Officer	2016	$410,000	$494,000	$—	$625,048	$—	$—	$28,094		$1,557,142
	2015	$423,077	$369,000	$250,000	$—		$—	$27,894		$1,069,971

Michele Conforti (7)	2017	$398,429	$125,000	$—	$—	$—	$—	$258,861	(8)	$782,290
President and Managing Director, Global Customer Engagement	2016	$367,326	$452,300	$—	$625,048	$—	$—	$162,405		$1,607,079
	2015	$364,644	$251,446	$250,000	$—		$—	$240,554		$1,106,644

James C. Daly, Jr.	2017	$307,500	$125,000	$—	$—	$—	$—	$28,585	(9)	$461,085
Executive Vice President and Chief Human Resources Officer

Scott Lazear	2017	$334,615	$125,000	$—	$—	$—	$—	$28,312	(10)	$487,927
Executive Vice President and Chief Business Development Officer	2016	$320,000	$383,400	$—	$625,048	$—	$—	$28,094		$1,356,542

Robert Lyons	2017	$394,231	$125,000	$—	$—	$—	$—	$44,081	(11)	$563,312
Former Executive Vice President and Chief Operating Officer and former President, Connexions Loyalty	2016	$410,000	$494,000	$—	$625,048	$—	$—	$28,094		$1,557,142
	2015	$423,077	$369,000	$250,000	$—	$—	$—	$27,894		$1,069,971

(1)	Prior to April 1, 2017, Mr. Daly’s and Mr. Lazear’s annual base salary was $300,000 and $320,000, respectively. Effective April 1, 2017, Mr. Daly’s and Mr. Lazear’s annual base salary was increased to $310,000 and $340,000, respectively. The annual base salary payable to Mr. Lyons is pro-rated from January 1, 2017 until December 15, 2017, the date his employment with the Company terminated. For Mr. Conforti, the amounts reflect an aggregate total equal to €352,904, which consists of his annual base salary of €350,976 and payment with respect to bank holidays of €1,928.
(2)	For 2017, the amounts in column (d) reflect, for each named executive officer, the cash portion of awards under the 2015 Retention Program paid to each of the named executive officers in March 2017. The total amount of the cash portion paid to the named executive officers under the 2015 Retention Program was previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in the Annual Report on Form 10-K filed with respect to fiscal year 2015 with respect to named executive officers of the Company who were named executive officers in fiscal year 2015. However, the cash portion of the awards under the 2015 Retention Program vested and was paid in each of 2016 and 2017 in the amounts of $125,000 and $125,000, respectively, for each of Mr. Miller, Mr. Conforti, Mr. Daly, Mr. Lazear and Mr. Lyons and in the amounts of $475,000 and $475,000, respectively, for Mr. Siegel and, consequently, must be reported in the “Bonus” column of the Summary Compensation Table in the Annual Report on Form 10-K for fiscal years 2017 and 2016 to the extent the applicable executive was a named executive officer during the relevant year. None of the named executive officers was awarded an annual bonus with respect to fiscal year 2017 performance.
(3)	No stock or option awards were awarded to the named executive officers during fiscal year 2017. The amounts shown in columns (e) and (f) reflect, for each named executive officer, the aggregate grant date fair value of stock and option awards during fiscal year 2016 and 2015 in accordance with FASB ASC Topic 718. For additional information relating to assumptions made by the Company in valuing these awards, see Note 13 to our audited consolidated financial statements included in the 2017 Annual Report.
(4)

Mr. Lyons and the Company entered into a Separation Agreement in connection with his termination of employment on December 15, 2017. Under the Separation Agreement and subject to his compliance with the provisions therein, Mr. Lyons is entitled to receive (1) approximately $72,800 in relocation expenses, (2) a severance payment equal to $820,000, payable in equal installments in accordance with the Company’s regularly scheduled payroll cycle over 24 months following his termination of employment and (3) six months of outplacement support services at a cost of up to $20,000. The amounts shown in column (i) reflect, (a) for Mr. Lyons, the severance payments and benefits paid to him in 2017 under his Separation Agreement and (b) for Mr. Siegel, Mr. Miller, Mr. Daly, Mr. Lazear and Mr. Lyons, the matching contributions we made on behalf of the named executive officers to the Employee Savings Plan (which is more fully described under “—Retirement Benefits” above). For 2017 such amounts were $10,408 for Mr. Siegel, $10,800 for Mr. Miller, $10,800 for Mr. Daly, $10,800 for Mr. Lazear and $10,800 for Mr. Lyons. Also included in this column are the value of long term disability insurance premiums imputed to these executive officers (each less than $500) and also certain annual perquisites disclosed in other footnotes to this Summary Compensation Table.
(5)	Includes an automobile allowance for 2017 equal to $17,340.
(6)	Includes an automobile allowance for 2017 equal to $17,340.
(7)	Mr. Conforti is based in the United Kingdom and his cash compensation is generally paid to him in Euros rather than United States dollars. Amounts reported are based on an average conversion rate for 2017, which was $1.129 United States dollars for each one Euro.
(8)	Includes a company car allowance for 2017 equal to $6,746, a company contribution to pension plan equal to $236,018 and an executive pension / health fund contribution equal to $16,097.
(9)	Includes an automobile allowance for 2017 equal to $17,340 and the value of a wellness program award redemption equal to $273.
(10)	Includes an automobile allowance for 2017 equal to $17,340.
(11)	Includes an automobile allowance for 2017 equal to $17,340.

Grants of Plan Based Awards in Fiscal Year 2017

During fiscal year 2017, no equity or non-equity incentive plan awards were granted to our named executive officers.

2017 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act (“Item 402(u)”), we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer, Mr. Siegel, and the annual total compensation of our employees for 2017 (our “CEO pay ratio”). Our pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u).

The ratio of the annual total compensation of our Chief Executive Office to the median of the annual total compensation of all employees for 2017 was 30.6 to 1. This ratio was based on the following:

•	the annual total compensation of our Chief Executive Officer, determined as described above, was $1,117,919; and

•	the median of the annual total compensation of all of our employees (other than our Chief Executive Officer) was $36,554.

We selected December 31, 2017 (the “determination date”), which is within the last three months of 2017, as the date upon which we would identify the “median employee.”

The median employee is determined by identifying the employee whose compensation is at the median of the compensation of our employee population (other than our Chief Executive Officer). We identified the median employee by examining the total cash compensation (i.e., base salary/wages and overtime pay, plus actual annual cash incentive compensation (annual bonus)) in 2017 of each individual other than the Chief Executive Officer who was employed by us on the determination date. We included all employees, whether employed on a full-time, part-time, or seasonal basis. To identify the median employee, we relied on the following methodology, material assumptions and estimates:

•	We determined that, as of December 31, 2017, the date we selected to identify the median employee, our total employee population consisted of approximately 3,823 individuals working for Affinion.

•	For locations where actual overtime data was difficult to obtain, estimates of overtime based on prior periods were used.

•	We annualized the compensation of permanent employees who were new hires and who worked for less than the full year, as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee. As part of this annualization, we included incentives at a level discounted from target.

•	We did not make any cost-of-living adjustments in identifying the median employee.

We believe that the use of total annual cash compensation for all employees in 2017 is a consistently applied compensation measure because of the geographical distribution of our employee population, which causes us to use a variety of pay elements to structure the compensation arrangements of our employees.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $36,554.

With respect to the annual total compensation of our Chief Executive Officer, in accordance with SEC rules, we included the amount reported for Mr. Siegel in the “Total” column for 2017 in the Summary Compensation Table included in this proxy statement.

Narrative Accompanying Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Separation Agreements

The following paragraphs summarize the material terms of the employment agreements of our named executive officers who are currently employed by us. The severance provisions of these agreements are summarized under the heading “Potential Payments upon Termination or Change of Control.”

Todd H. Siegel. Effective as of November 9, 2007, we entered into an employment agreement with Mr. Siegel pursuant to which he served as an Executive Vice President and our General Counsel. Mr. Siegel was appointed as the Company’s Chief Financial Officer as of November 24, 2008. Effective February 17, 2009, Mr. Siegel resigned as General Counsel of the Company; Mr. Siegel served as an Executive Vice President and our Chief Financial Officer until September 20, 2012, at which time he was promoted to Chief Executive Officer. The initial term of the agreement was November 9, 2007 through June 1, 2010. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Although the agreement reflects an annual base salary of $275,000, Mr. Siegel’s annual base salary was increased to $284,000 on February 26, 2008 pursuant to a Committee resolution. Mr. Siegel’s annual base salary was further increased to $350,000 in connection with his promotion to Chief Financial Officer, increased to $600,000 in connection with his promotion to Chief Executive Officer and again increased to $615,000 on February 27, 2015. Mr. Siegel is also eligible for an annual target bonus of 150% of his base salary, subject to the attainment of performance goals established by the Human Resources Committee under our annual incentive plan.

Gregory S. Miller. Effective as of December 16, 2013, we entered into an employment agreement with Mr. Miller pursuant to which he has served as Executive Vice President and Chief Financial Officer. The initial term of the employment agreement was from January 20, 2014 through January 20, 2016. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under the employment agreement, Mr. Miller’s annual base salary is $410,000 and his annual target bonus is 100% of base salary. Effective on April 1, 2018, Mr. Miller’s annual base salary was increased to $450,000.

Michele Conforti. Effective as of May 14, 2007, we entered into an employment agreement with Mr. Conforti pursuant to which he served as Executive Vice President and Chief Financial Officer, Affinion International. Effective March 1, 2014, Mr. Conforti was promoted to the role of President and Managing Director, Affinion International and his annual target bonus was increased to 75% of salary. Effective October 25, 2015, Mr. Conforti assumed the role of President and Managing Director, Global Customer Engagement. Effective April 1, 2016, Mr. Conforti’s base salary was increased by 5% from €333,196 to €349,856 and his annual target bonus was increased from 75% to 100% of base salary. Effective January 1, 2017, Mr. Conforti’s base salary was increased by less than half a percent from €349,856 to €350,976.

James C. Daly, Jr. Effective as of July 15, 2014, we entered into an employment agreement with Mr. Daly pursuant to which he has served as Executive Vice President and Chief Human Resources Officer. The initial term of the employment agreement was from July 15, 2014 through July 15, 2015. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under the employment agreement, Mr. Daly’s annual base salary is $300,000 and his annual target bonus is 75% of base salary. Effective April 1, 2017, Mr. Daly’s annual base salary was increased to $310,000.

Scott Lazear. Effective as of December 27, 2014, we entered into an employment agreement with Mr. Lazear pursuant to which he served as Executive Vice President and President, Connexions Loyalty. Effective as of June 1, 2017, Mr. Lazear ceased to serve as President, Connexions Loyalty, and was appointed to serve as Executive Vice President and Chief Business Development Officer. In connection with Mr. Lazear’s change in position, the Company amended and restated his employment agreement, effective June 1, 2017. The Amended and Restated Agreement generally retained the terms of Mr. Lazear’s prior employment agreement with the Company. The initial term of the Amended and Restated Agreement expires on June 1, 2018. After the initial term, the Amended and Restated Agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under his prior employment agreement, Mr. Lazear’s annual base salary was $300,000 and his annual target bonus is 100% of base salary. Effective as of April 1, 2015, Mr. Lazear’s annual base salary was increased to $320,000. Effective April 1, 2017, Mr. Lazear’s annual base salary was increased to $340,000. Under the Amended and Restated Agreement, his annual base salary remains as $340,000 and his annual target bonus remains as 100% of base salary.

Robert Lyons. Effective as of December 27, 2014, we entered into an employment agreement with Mr. Lyons pursuant to which he has served as Executive Vice President and Chief Operating Officer. Effective as of June 1, 2017, Mr. Lyons, who also continued to serve as Executive Vice President and Chief Operating Officer, was appointed to serve as President, Connexions Loyalty. On December 15, 2017, Robert Lyons resigned from his positions as Executive Vice President and Chief Operating Officer of the Company and President, Connexions Loyalty. In connection with his resignation, Mr. Lyons and the Company entered into the Separation Agreement on December 15, 2017, which superseded his existing employment agreement with the Company; provided that the restrictive covenants in his employment agreement survived.

Restrictive Covenants. Each of the named executive officers is subject to restrictive covenants contained in their employment agreements, which are identical to covenants they are subject to in their capacity as stockholders under the Shareholders Agreement, to the extent applicable. As to Messrs. Siegel, Miller, Daly, Lazear and Lyons, they are prohibited from soliciting our employees, customers, suppliers, and licensees for three (3) years following his termination of employment and prohibited from competing with us and our affiliates for two (2) years following termination of employment. As to Mr. Conforti, he is prohibited from competing with us and our affiliates for one (1) year following his termination of employment. Each named executive officer is also subject to post-termination nondisclosure obligations relating to confidential company information.

Stock Incentive Plans

2015 Plan

On November 9, 2015, the Board adopted, and the stockholders of the Company approved, the 2015 Plan, under which employees, directors and other service providers of the Company and its affiliates are eligible to receive awards in respect of the Company’s Common Stock. The rationale for the 2015 Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. No additional grants may be made under the 2005 Plan, the 2007 Plan, or the Webloyalty Plan.

The Board authorized a number of shares of the Company’s Common Stock for grants under the 2015 Plan equal to 1,010,370 shares of the Company’s Common Stock. Grants of non-qualified stock options, incentive (or tax-qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, and/or performance compensation awards may be made under the 2015 Plan. Cash bonus awards may also be granted under the 2015 Plan. The 2015 Plan has a term of ten years and no further awards may be granted under the 2015 Plan after November 9, 2025.

The Committee (or the Company’s Board acting as the Human Resources Committee) administers the 2015 Plan and has the power to grant awards under the 2015 Plan, select eligible persons to receive awards under the 2015 Plan, determine the specific terms and conditions of any award (including price and conditions of vesting), construe and interpret the 2015 Plan, and generally make all other determinations and take other actions as may be necessary or advisable for the administration of the 2015 Plan. In the event of a change in control, the Human Resources Committee may determine, in its sole discretion, that outstanding options and equity awards (other than performance compensation awards) issued under the 2015 Plan become fully vested and may vest performance compensation awards based on the level of attainment of the specified performance goals. The Committee may also cancel outstanding awards and pay the value of such awards to participants in connection with a change in control.

2005 Plan

On October 17, 2005, the Company adopted its 2005 Plan. The 2005 Plan allows the Company to grant, among other things, nonqualified stock options to the Company and its affiliates’ directors, employees and consultants. The 2005 Plan is administered by the Human Resources Committee, which has the power to grant awards under the 2005 Plan, select eligible persons to receive awards under the 2005 Plan, determine the specific terms and conditions of any award (including price and conditions of vesting), construe and interpret the provisions of the 2005 Plan, and generally make all other determinations and take other actions as may be necessary or advisable for the administration of the 2005 Plan. No additional grants may be made under the 2005 Plan on or after November 7, 2007, the effective date of the 2007 Plan.

In the event of a change in control of the Company, the Company may, but is not obligated to, purchase then-outstanding options for a per option amount equal to the amount per share received in respect of the shares sold in the change in control transaction less the option price multiplied by the number of shares subject to the option. Stock awards will have a purchase price as determined by the Human Resources Committee and evidenced by an award agreement. The Company may amend or terminate the 2005 Plan at any time, but no such action as it pertains to an existing award may materially impair the rights of an existing holder without the consent of the participant.

Both time and performance-based vesting options have been awarded under the 2005 Plan. On April 1, 2014, the Company modified approximately 2.1 million of the outstanding options under the 2005 Plan, adjusting the exercise price to $1.14 per common share and extending the contractual life of the modified options until April 1, 2024.

2007 Plan

On November 7, 2007, the Board adopted the Company’s 2007 Plan, under which our employees, directors and other service providers are eligible to receive awards of the Company’s Common Stock. The rationale for the 2007 Plan was to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. The 2007 Plan has a term of ten years and no further awards may be granted under the 2007 Plan after November 9, 2015, the effective date of the 2015 Plan.

The Board authorized 10,000,000 shares of the Company’s Common Stock for grants under the 2007 Plan. Cash bonus awards may also be granted under the 2007 Plan.

Option Cancellation

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Human Resources Committee approved the cancellation of the Underwater Options, which were all stock options previously issued and outstanding under the 2007 Plan and the Webloyalty Plan. The Underwater Options had a per share exercise price in excess of the then current fair market value per share of the Company’s Common Stock and as such the Human Resources Committee determined that the Underwater Options no longer served as adequate incentive or retention tools for the recipients. Pursuant to the terms of the 2007 Plan and the Webloyalty Plan, the Underwater Options were canceled in connection with the 2015 Rights Offering.

Award Adjustment

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Human Resources Committee adjusted the terms of the 2005 Options issued and outstanding under the 2005 Plan and the Retention Units issued and outstanding under the 2007 Plan. With respect to each of the 2005 Options, for each share of Class A Common Stock originally underlying the 2005 Option, the award was converted to the Converted Option to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock.

2015 Retention Award Program

On March 16, 2015, the Human Resources Committee approved the 2015 Retention Award Program (“2015 Retention Program”), an equity and cash incentive award program, intended to encourage the retention of certain key employees. Each retention unit issued pursuant to the 2015 Retention Program entitles the participant to one share of the Company’s Common Stock on settlement when the applicable vesting conditions for the award are met. In addition, participants were issued cash awards under the 2015 Retention Program, which pay out in cash, subject to applicable withholding taxes, when the applicable vesting conditions for the award are met. A participant’s 2015 Retention Program award vested in two (2) equal installments on each of March 15, 2016 and 2017, subject to the participant’s continued service on each applicable date.

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, each share of stock subject to the 2015 Retention Program was converted into 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. All other terms of the 2015 Retention Program remain unchanged.

2016 Long Term Incentive Plan

On March 9, 2016, the Human Resources Committee approved the 2016 LTIP, a cash incentive award program. The 2016 LTIP is subject to certain performance-based vesting and time-based vesting conditions. First, the actual amount of the LTIP award in which a participant is eligible to vest was determined based on the achievement of certain overall corporate and business unit financial and non-financial performance goals, which were assessed following the completion of the 2017 fiscal year. Second, the participant will become vested in the LTIP award in two installments, with 25% vested on March 15, 2018 and 75% vesting on March 15, 2019, subject to the employee’s continued employment on those dates.

On February 22, 2018, the Human Resources Committee determined the level of attainment of the 2016 LTIP financial and non-financial performance goals and approved the following amounts in which each of the named executive officers is eligible to vest:

•	For Mr. Siegel: a total award of $834,872, of which $208,718 vested in March 2018 and $626,154 is eligible to vest in March 2019;

•	For Mr. Miller, a total award of $500,000, of which $125,000 vested in March 2018 and $375,000 is eligible to vest in March 2019;

•	For Mr. Conforti, a total award of $250,000, of which $62,500 vested in March 2018 and $187,500 is eligible to vest in March 2019;

•	For Mr. Daly, a total award of $333,949, of which $83,487 vested in March 2018 and $250,462 is eligible to vest in March 2019; and

•	For Mr. Lazear, a total of $416,974, of which $104,243 vested in March 2018 and $312,731 is eligible to vest in March 2019.

Mr. Lyons is not eligible to vest in any LTIP Award as he terminated employment in December 2017. Notwithstanding the Human Resources Committee’s determination on February 22, 2018 of the actual level of attainment of the 2016 LTIP financial and non-financial performance goals, the Human Resources Committee reserves the right to reassess the actual level of attainment of the non-financial performance goals with respect to fiscal year 2017 and adjust, if at all, the portion of the award to be paid to each of the named executive officers eligible to vest in such an award in March 2019.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each named executive officer at the end of fiscal year 2017. The Retention Units granted to the named executive officers under the 2015 Retention Program vested in equal tranches in each of March 2016 and March 2017. As described above, on November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Human Resources Committee adjusted the terms of the 2005 Options. With respect to each of the 2005 Options, for each share of Class A Common Stock originally underlying the 2005 Option, the award was converted to the Converted Option to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. All numbers in this table relating to the 2005 Options have been adjusted to reflect the foregoing.

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($) (3)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Todd H. Siegel	493	Class C (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	519	Class D (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	246	Class C (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	259	Class D (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	246	Class C (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	258	Class D (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	47,750	Common stock			—	$13.97	3/9/2026	—	—	—	—
			143,250	(Common stock)	—	$13.97	3/9/2026	—	—	—	—

Gregory S. Miller	16,713	Common stock			—	$13.97	3/9/2026	—	—	—	—
			50,137	(Common stock)		$13.97	3/9/2026	—	—	—	—

Michele Conforti	79	Class C (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	83	Class D (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	39	Class C (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	41	Class D (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	39	Class C (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	41	Class D (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	16,713	Common stock			—	$13.97	3/9/2026	—	—	—	—
			50,137	(Common stock)	—	$13.97	3/9/2026	—	—	—	—

James C. Daly, Jr.	9,550	Common stock			—	$13.97	3/9/2026	—	—	—	—
			28,650	(Common stock)	—	$13.97	3/9/2026	—	—	—	—
Scott Lazear	53	Class C (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	56	Class D (Tranche A)	—		—	$147.12	4/1/2024	—	—	—	—
	27	Class C (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	28	Class D (Tranche B)	—		—	$147.12	4/1/2024	—	—	—	—
	26	Class C (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	28	Class D (Tranche C)	—		—	$147.12	4/1/2024	—	—	—	—
	16,713	Common stock			—	$13.97	3/9/2026	—	—	—	—
			50,137	(Common stock)		$13.97	3/9/2026	—	—	—	—

Robert Lyons	16,713	Common stock			—	$13.97	3/9/2026	—	—	—	—

(1)	All Tranche A, Tranche B and Tranche C options identified in this table are options to purchase shares of the Company’s Common Stock under the 2005 Plan. Vested options will expire earlier than the date indicated in column (f) if the executive terminates his relationship with us prior to the expiration date. Options listed under column (b) are fully vested as of December 31, 2017.

(2)	Twenty percent of the Tranche A options vest and became exercisable on each of the first five anniversaries of the grant date. In the event of a sale of the Company, any unvested Tranche A options would have vested on the 18-month anniversary of the sale or, if earlier (but following the sale), upon the executive’s termination by us without cause, by the executive for good reason or as a result of the executive’s death or disability.

The Tranche B options vested on the eighth anniversary of the grant date, or, if earlier, would have vested on the date on which a 20% or greater investor internal rate of return was realized.

The Tranche C options vested on the eighth anniversary of the grant date or, if earlier, would have vested on the date on which a 30% or greater investor internal rate of return was realized. All Tranche A, Tranche B and Tranche C options granted to the named executive officers were fully vested as of December 31, 2017.

On March 9, 2016, the Human Resources Committee approved grants of stock options under the 2015 Plan to each of our named executive officers. Messrs. Siegel, Miller, Conforti, Daly, Lazear and Lyons received options to purchase 191,000, 66,850, 66,850, 38,200, 66,850 and 66,850 shares of the Company’s Common Stock, respectively, at an exercise price equal to $13.97 per share. The options granted to our named executive officers become vested in four equal installments on each of the first four anniversaries of the grant date. Mr. Lyons forfeited his unvested options in connection with his termination of employment on December 15, 2017.

(3)	On January 30, 2007, the Human Resources Committee reduced the exercise price of all Tranche A, Tranche B and Tranche C options from $10.00 per share to $3.00 per share as an equitable adjustment required by the 2005 Plan in connection with the extraordinary dividend on the Company’s Common Stock paid on January 31, 2007, which was further adjusted for the Company’s 2.1-for-1 stock split in September 2007 to $1.43 per share. Options granted after January 30, 2007 were unaffected.
(4)	On April 1, 2014, the Human Resources Committee reduced the exercise price of certain outstanding options granted under the 2005 Plan to $1.14 per share and extended the contractual term of the options to April 1, 2024. In addition, on November 9, 2015, the Human Resources Committee adjusted the number of shares and the exercise price of options granted under the 2005 Plan in connection with the 2015 Exchange Offers and 2015 Rights Offering.

Option Exercises and Stock Vested

The following table summarizes the vesting of stock, including restricted stock, restricted stock units and similar instruments, by each of our named executive officers during the fiscal year ended December 31, 2017. The Retention Units granted to the named executive officers under the 2015 Retention Program vested in equal tranches in each of March 2016 and March 2017.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (3)
Todd H. Siegel	3,229	(1)	$—
Gregory S. Miller	850	(2)	$—
Michele Conforti	850	(2)	$—
James C. Daly, Jr.	850	(2)	$—
Scott Lazear	850	(2)	$—
Robert Lyons	850	(2)	$—

(1)	Represents 1,573 shares of Class C Common Stock and 1,656 shares of Class D Common Stock.
(2)	Represents 414 shares of Class C Common Stock and 436 shares of Class D Common Stock.
(3)	The shares of Class C and Class D Common Stock underlying the Retention Units had no value on March 15, 2017.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would be payable to each of our named executive officers in the event of the termination of such executive’s employment as provided under the named executive officers’ employment agreements in effect for 2017. The amount of compensation payable to each named executive officer upon termination for good reason, retirement, termination without cause, the named executive officer’s disability or death or in the event of a change of control or, in the case of Mr. Lyons, the amount actually paid to him on his termination of employment, is shown below. Except with respect to Mr. Lyons, the amounts shown assume that such termination was effective as of December 31, 2017, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Outstanding unvested equity awards are generally not automatically accelerated upon a change of control.

Payments Made Upon Termination, Generally

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year of termination; and

•	amounts earned and contributed under our Employee Savings Plan.

In addition, Mr. Conforti will be entitled to the benefits set forth in the following table.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, he will continue to be able to exercise vested options granted under the Company’s 2015 Plan for ninety (90) days following termination of employment (or such longer period as provided under the applicable plan documents and award agreements). In addition, Mr. Conforti and Mr. Lazear will be entitled to the benefits set forth in the following tables.

Payments Made Upon Termination due to Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination, Generally” and “Payments Made Upon Retirement” above, Messrs. Siegel, Miller, Conforti, Daly and Lazear will receive benefits under our disability plan or payments under our life insurance plan, as applicable, and as set forth in the following tables.

Payments Made Upon Termination “Without Cause” or Termination for “Good Reason”

Pursuant to the executives’ employment agreements, if an executive’s employment is terminated “without cause,” or if the executive terminates employment in certain circumstances defined in the agreements with Messrs. Siegel, Miller, Daly and Lazear that constitute “good reason,” the applicable named executive officers will receive the benefits set forth under the heading “Payments Made Upon Termination, Generally” and in the following tables.

“Good reason” generally means: (i) our material failure to fulfill our obligations under the executive’s employment agreement, (ii) a material and adverse change to, or a material reduction of, the executive’s duties and responsibilities, (iii) a reduction in the executive’s annual base salary or target bonus (excluding any reduction related to a broader compensation reduction that is not limited to executive specifically and that is not more than 10% in the aggregate or any reduction to which the executive consents) or (iv) the relocation of the executive’s primary office to a location more than 35 miles from his current work location. We have a 30 day cure right following timely notice from the executive of any event constituting good reason.

Under the agreements with Messrs. Siegel, Miller, Daly and Lazear, “cause” generally means: the executive’s (i) conviction of a felony or a crime of moral turpitude; (ii) conduct that constitutes fraud or embezzlement; (iii) willful misconduct or willful gross neglect; (iv) continued willful failure to substantially perform his duties; or (v) his material breach of his employment agreement. The executive has certain cure rights with respect to the acts set forth in (iv) and (v). Under the agreement with Mr. Conforti, “cause” generally means that he is guilty of gross misconduct, gross negligence or is in material breach of one of the terms of his employment.

Each of Messrs. Siegel, Miller, Daly and Lazear is only entitled to receive severance payments so long as they comply with their restrictive covenants regarding non-disclosure of confidential information, non-solicitation of employees, non-competition, and proprietary rights, each during and for specified periods after employment. Mr. Conforti is entitled to a lump sum payment equal to six months of his base salary on any termination of employment as compensation for the non-competition covenant provided in his agreement; provided, that, in the event that he fails to comply with such non-competition covenant he must repay the Company a sum equal to twelve (12) months of his annual base salary.

Payment of severance to Messrs. Siegel, Miller, Daly and Lazear is conditioned on the named executive officer or such executive officer’s legal representative executing a separation agreement and general release of claims against us and our affiliates.

Todd H. Siegel

In the event Mr. Siegel’s employment is terminated by us without cause (including as a result of our non-renewal of the agreement) or he terminates his employment with us for good reason, he will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in six quarterly installments commencing on the date of termination of an amount equal to 200% of the aggregate amount of his annual base salary and target bonus. If Mr. Siegel’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Siegel violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Siegel’s employment on December 31, 2017 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$1,845,000	$1,845,000	—	—	—
Cash Severance	—	—	—	$1,230,000	$1,230,000	$615,000	$615,000	—
Long-Term Incentive Compensation:
Stock Options (1)	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Gregory S. Miller

In the event Mr. Miller’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminates his employment with us for good reason, he will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Miller’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Miller violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Miller’s employment on December 31, 2017 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$410,000	$410,000	—	—	—
Cash Severance	—	—	—	$410,000	$410,000	$410,000	$410,000	—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Michele Conforti

In the event Mr. Conforti’s employment is terminated by us without cause, he will be entitled to six months of notice and under the severance provisions of his employment agreement to a payment equal to six months of his base salary, subject to reduction in the event he receives any payment in lieu of notice. In addition, in the event of any termination of employment, he will be entitled to receive an additional lump sum payment equal to six months of his base salary on his termination of employment as compensation for the non-competition covenant provided in his agreement; provided, that, in the event that he fails to comply with such non-competition covenant he must repay the Company a sum equal to twelve (12) months of his annual base salary.

The following table shows the potential payments upon termination of Mr. Conforti’s employment on December 31, 2017 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	—	—	—	—	—
Cash Severance (1)	$210,235	$210,235	$210,235	$420,469	$210,235	$210,235	$210,235	$—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

(1)	Mr. Conforti is based in the United Kingdom. It is anticipated that any severance payable to him on his termination of employment will generally be paid to him in Euros rather than United States dollars. Amounts reported are based on the December 31, 2017 conversion rate, which was $1.198 United States dollars for each one Euro.

James C. Daly, Jr.

In the event Mr. Daly’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminates his employment with us for good reason, he will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Daly’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Daly violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Daly’s employment on December 31, 2017 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$232,500	$232,500	—	—	—
Cash Severance	—	—	—	$310,000	$310,000	$310,000	$310,000	—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Scott Lazear

In the event Mr. Lazear’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminates his employment with us for good reason (or he terminates his employment with us without good reason prior to June 1, 2018), he will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Lazear’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Lazear violates any of the restrictive covenants he will have no further right to receive any severance payments.

In addition, under the A&R 2016 LTIP Award Agreement, in the event of Mr. Lazear’s termination of employment by the Company without cause, he will become fully vested in the Total Adjusted Award as of the date of such termination.

The following table shows the potential payments upon termination of Mr. Lazear’s employment on December 31, 2017 under the circumstances described above and assumes the Total Adjusted Award payable to him under the A&R LTIP Award Agreement will be paid at target:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	$340,000	$340,000	—	$340,000	$340,000	—	—	—
Cash Severance	$340,000	$340,000	—	$340,000	$340,000	$340,000	$340,000	—
2016 LTIP	—	—	—	$500,000	—	—	—	—
Long-Term Incentive Compensation:
Stock Options (1)		—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Robert Lyons

Mr. Lyons and the Company entered into a Separation Agreement in connection with his termination of employment on December 15, 2017. Under the Separation Agreement and subject to his compliance with the provisions therein, Mr. Lyons is entitled to receive (1) approximately $72,800 in relocation expenses, (2) a severance payment equal to $820,000, payable in equal installments in accordance with the Company’s regularly scheduled payroll cycle over 24 months following his termination of employment and (3) six months of outplacement support services at a cost of up to $20,000.

Mr. Lyons remains subject to the restrictive covenants provided in his employment agreement with the Company.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s books and accounts for the fiscal year ending December 31, 2018, subject to ratification by the stockholders. Effective June 1, 2016, our Audit Committee appointed PwC to serve as the independent registered public accounting firm of the Company and dismissed Deloitte & Touche LLP (“D&T”), our previous independent registered public accounting firm for the year ended December 31, 2015. PwC is considered by the Audit Committee and the management of the Company to be well qualified. Representatives of PwC are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. Stockholder ratification of the appointment of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

Fees for professional services provided by PwC for fiscal years 2017 and 2016, including related expenses, are as follows:

	2017	2016 (1)
Audit fees	$2,265,000	$2,698,000
Audit-related fees (2)	$2,164,000	$233,000
Tax fees	$56,000	$—
All other fees	$—	$—

Total fees	$4,485,000	$2,931,000

(1)	As discussed above, on May 31, 2016, the Audit Committee approved (i) the dismissal of D&T, effective as of June 1, 2016, as the Company’s independent registered public accounting firm and (ii) the appointment of PwC, effective as of June 1, 2016, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ended December 31, 2016.
(2)	Audit-related services in 2017 represent SSAE 18 (service auditors) reports, domestic and international regulatory filings, assistance with the implementation of new revenue recognition guidance and other special projects and additional work related to the 2017 debt restructuring. Audit-related fees in 2016 represent SSAE 18 (service auditors) reports, domestic and international regulatory filings and assistance with the implementation of new revenue recognition guidance.

Fees for professional services provided by our former independent registered public accounting firm, D&T, for fiscal year 2016, including related expenses, are as follows:

2016
Audit fees	$328,000
Audit-related fees (1)	$303,000
Tax fees	$—
All other fees	$—

Total fees	$631,000

(1)	Audit related services in 2016 represent SSAE 16 (service auditors) reports and domestic and international regulatory filings.

Audit Committee Approval of Audit and Non-Audit Services

All of PwC’s fees for 2017 and 2016 and D&T’s fees for 2016 were pre-approved by our Audit Committee. The Audit Committee reviewed the 2017 and 2016 audit and non-audit services and concluded that such services were compatible with maintaining the auditors’ independence. The Audit Committee’s policy is to pre-approve all services by the Company’s independent accountants. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by PwC to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PwC’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by PwC must be pre-approved by the Audit Committee.

Change in Independent Auditor

As previously reported, the Audit Committee completed a competitive bidding process to review the appointment of the Company’s independent registered public accounting firm for the 2016 fiscal year. As a result of this process and following careful deliberation, on May 31, 2016, the Audit Committee approved (i) the dismissal of D&T, effective as of June 1, 2016, as the Company’s independent registered public accounting firm and (ii) the appointment of PwC, effective as of June 1, 2016, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ended December 31, 2016.

The reports of D&T on the financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 1, 2016, (i) the Company had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of such disagreements in connection with its reports on the financial statements of the Company for such years and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of certain of the foregoing disclosure and requested that D&T furnish the Company with a letter addressed to the SEC stating whether or not D&T agrees with the statements above concerning D&T. A copy of D&T’s letter, dated June 2, 2016, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on June 2, 2016.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 1, 2016, neither the Company, nor any person on its behalf, consulted PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

Ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2018, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION

OF PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee was comprised of the following non-employee directors at the end of 2017: Rick P. Frier (Chairman), Christophe Browne and Michael Iaccarino. The Company is not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has a requirement that members of our Audit Committee be independent. However, our Common Stock is listed on the OTCQX, an electronic inter-dealer quotation system which has requirements that a majority of the members of our Audit Committee be independent. The Company’s Board has determined that each of the members of the Audit Committee is independent as defined under the New York Stock Exchange rules, except for Mr. Browne, and each is financially literate and has experience analyzing or evaluating financial statements. The Company’s Board has also determined that each of Messrs. Frier and Iaccarino is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is included in Appendix A of this proxy statement. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent registered public accounting firm. The Audit Committee also pre-approves all audit services, engagement fees and terms and all permitted non-audit services.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2017 and met and held discussions with management and the independent registered public accounting firm, PwC. Management represented to the Audit Committee, and PwC concurred, that the Company’s consolidated financial statements for fiscal 2017 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with PwC. The Audit Committee discussed with PwC matters required to be discussed by Auditing Standard No. 1301 (formerly Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or PCAOB.

PwC also provided to the Audit Committee its letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC the accounting firm’s independence.

Based upon the Audit Committee’s review and discussions set forth above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Respectfully submitted,
Rick P. Frier, Chairman
Christophe Browne
Michael Iaccarino

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board is providing stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement. Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures.”

Stockholders are encouraged to carefully review the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, which discusses our compensation policies and procedures, including our compensation philosophy, and to refer to the related executive compensation tables and accompanying disclosures. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals through a combination of base salary, performance-based incentive compensation, long-term equity incentive compensation, retirement and other benefits and perquisites. We are also committed to containing the cost of the executive compensation programs to a level the Human Resources Committee believes is reasonable and appropriate. We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives.

While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Human Resources Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL ON AN ADVISORY, NON-BINDING BASIS OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2015 Exchange Offers, Rights Offering and Reclassification

On November 9, 2015, (a) the Company completed a private offer to exchange (the “2015 Holdings Exchange Offer”) its outstanding 13.75%/14.50% senior secured PIK/toggle notes due 2018 (the Company’s “2013 senior notes”) for shares of Common Stock and (b) Affinion Investments, LLC (“Affinion Investments”) completed a private offer to exchange (the “2015 Investments Exchange Offer” and, together with the 2015 Holdings Exchange Offer, the “2015 Exchange Offers”) its outstanding 13.50% senior subordinated notes due 2018 (the “Investments senior subordinated notes”) for shares of Common Stock of the Company and (c) the Company and Affinion International Holdings Limited (“Affinion International”), a wholly-owned subsidiary of Affinion Group, Inc. (“Affinion Group”), jointly completed a rights offering (the “2015 Rights Offering”) giving holders of the 2013 senior notes and Investments senior subordinated notes the right to purchase an aggregate principal amount of $110.0 million of International Notes and up to 2,483,333 shares of Common Stock for an aggregate cash purchase price of $110.0 million. Pursuant to the 2015 Holdings Exchange Offer, approximately $247.4 million of the 2013 senior notes were exchanged for 1,769,104 shares of Common Stock and pursuant to the 2015 Investments Exchange Offer, approximately $337.3 million of Investments senior subordinated notes were exchanged for 5,236,517 shares of Common Stock. Upon closing of the 2015 Exchange Offers, there remained outstanding approximately $13.1 million aggregate principal amount of the 2013 senior notes and $22.6 million aggregate principal amount of the Investments senior subordinated notes.

In connection with the 2015 Exchange Offers, the Company and Affinion International jointly conducted the 2015 Rights Offering for International Notes and shares of Common Stock. The 2015 Rights Offering was for an aggregate principal amount of $110.0 million of International Notes and up to 2,483,333 shares of Common Stock. In connection with the 2015 Rights Offering, Empyrean agreed to purchase any rights offering units that were unpurchased in the 2015 Rights Offering (the “Backstop”). Pursuant to the 2015 Rights Offering and the Backstop, Affinion International received cash of $110.0 million in exchange for $110.0 million aggregate principal amount of International Notes and 2,021,042 shares of Common Stock and the Limited Warrant to purchase up to 462,266 shares of Common Stock.

Upon consummation of the 2015 Exchange Offers, related consent solicitations (the “2015 Consent Solicitations”) and the 2015 Rights Offering, the Company effected a reclassification (the “Reclassification” and, together with the 2015 Exchange Offers, the 2015 Consent Solicitations, the 2015 Rights Offering and the related transactions, the “2015 Transactions”) as follows. All of the Company’s then existing Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) (including Class A Common Stock issued as a result of a mandatory cashless exercise of all of its Series A Warrants (the “Series A Warrants”)), consisting of 84,842,535 outstanding shares of Class A Common Stock and 45,003,196 shares of Class A Common Stock underlying the Series A Warrants, was converted into (i) 490,083 shares of the Company’s Class C Common Stock, that upon conversion will represent 5% of the outstanding shares of Common Stock on a fully diluted basis, and (ii) 515,877 shares of the Company’s Class D Common Stock, that upon conversion will represent 5% of the outstanding shares of Common Stock on a fully diluted basis. In addition, the Company’s Series A Warrants and the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) were eliminated from the Company’s certificate of incorporation and the Company’s Series B Warrants (the “Series B Warrants”) were cancelled for no additional consideration. In connection with the Reclassification, (i) the investment funds affiliated with Apollo Global Management, LLC (such investment funds, the “Apollo Funds”) received 218,002 shares of Class C Common Stock and 229,476 shares of Class D Common Stock, or 4.7% of the outstanding Common Stock on a beneficial ownership basis after giving effect to the conversion of the Class C/D Common Stock held by the Apollo Funds, and (ii) investment funds affiliated with General Atlantic LLC (such investment funds referred to as “General Atlantic”) received 65,945 shares of Class C Common Stock and 69,415 shares of Class D Common Stock, or 1.5% of the outstanding Common Stock on a beneficial ownership basis after giving effect to the conversion of the Class C/D Common Stock held by General Atlantic.

Upon consummation of the 2015 Exchange Offers, the Apollo Funds and General Atlantic ceased to have beneficial ownership of any Common Stock.

The consummation of the 2015 Exchange Offers and the 2015 Rights Offering resulted in an “ownership change” for the Company pursuant to Section 382 of the Internal Revenue Code. This substantially limited our ability to use our pre-change net operating loss carryforwards (including those attributable to the October 17, 2005 acquisition (the “2005 Acquisition”) by Affinion Group of Affinion Group, LLC (known as Cendant Marketing Group, LLC prior to the consummation of the 2005 Acquisition) and Affinion International (known as Cendant International Holdings Limited prior to the consummation of the 2005 Acquisition) and certain other pre-change tax attributes to offset our post-change income. Similar rules and limitations may apply for state tax purposes as well.

Agreements with Certain Stockholders in Connection with the 2015 Transactions

Shareholders Agreement

On November 9, 2015, the Company and the requisite former holders of Class A Common Stock, Series A Warrants and Series B Warrants entered into the Shareholders Agreement (the “Shareholders Agreement”) that, among other things, (1) amended and restated each of (a) that certain Stockholder Agreement, dated as of January 14, 2011, as amended, by and among the Company and the stockholders party thereto, (b) that certain Management Investor Rights Agreement, dated as of October 17, 2005, as amended on April 30, 2010, by and among the Company and the investors party thereto (the “Management Investor Rights Agreement”), (c) that certain Securityholder Rights Agreement, dated as of January 14, 2011, as amended, by and among the Company and the securityholders party thereto and (d) that certain Warrantholder Rights Agreement, dated as of December 12, 2013, as amended, by and among the Company and the warrantholders party thereto, each such amendment and restatement effective as of November 9, 2015, and (2) established certain terms and conditions pursuant to which the holders of Common Stock are bound with respect thereto.

In addition, as a condition to the delivery of Common Stock, each recipient of Common Stock executed and delivered a joinder to the Shareholders Agreement, in form and substance reasonably acceptable to the Company.

The Shareholders Agreement contains the following terms:

Transfer Restrictions

Prior to a Listing, the Shareholders Agreement provides that transfers of shares of Common Stock and Class C/D Common Stock, other than to a Permitted Transferee (as such term is defined in the Shareholders Agreement) are subject to the consent of the Company unless the shares may be resold pursuant to an effective resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 thereunder. A “Listing” means the registration of Common Stock under the Exchange Act, and (1) qualification for quotation on the OTC Bulletin Board (or other available over the counter market) (an “OTC Listing”) or (2) listing on a U.S. national securities exchange registered with the SEC (such listing, a “Public Listing”).

Tag-Along Rights

Prior to a Public Listing, if one or more parties to the Shareholders Agreement that collectively hold 35% of the shares of Common Stock then outstanding proposes to transfer for value any shares of Common Stock in a single transaction or series of related transactions, then each of the other parties to the Shareholders Agreement may elect to transfer its shares of Common Stock to the transferee up to an amount equal to the product of (1) the number of shares of Common Stock proposed to be transferred and (2) a fraction, the numerator of which is the number of shares of Common Stock owned by such investor and the denominator of which is the total number of shares of Common Stock then outstanding, at the same price and on substantially the same terms and conditions as agreed to by the transferee and investor initiating such transaction.

Preemptive Rights

Prior to a Public Listing, the Shareholders Agreement provides that upon a proposed issuance of equity securities of the Company by the Company or its subsidiaries, the Company shall offer to each holder of 1% or more of the outstanding Common Stock the right to purchase its pro rata share, based on ownership of Common Stock on the terms and conditions of the proposed issuance. The preemptive rights are subject to customary limited carve-outs.

Minority Protections

The Shareholders Agreement requires the approval of the holders of 66 2⁄3% of the Common Stock for the Company to, or permit any of its subsidiaries to, (1) amend the Certificate of Incorporation or the Bylaws of the Company, (2) merge or consolidate with, or enter into a reorganization or equity recapitalization, that results in the holders of Common Stock holding less than a majority of the equity in the surviving or resulting entity, (3) any sale of all or substantially all of the Company’s assets on a consolidated basis, (4) enter into related party transactions with holders of 5% or more of the Common Stock or, unless on an arms’-length basis, any of their affiliates, (5) engage in a new line of business substantially unrelated to an existing line of business or (6) adopt an equity incentive plan that, together with all other equity incentive plans (excluding the 2005 Plan, the 2007 Plan and the Webloyalty 2005 Plan) is for more than 10% of the issued and outstanding Common Stock.

Director Elections

The Shareholders Agreement requires that the individual serving as the chief executive officer of the Company must be included in the Company’s slate of nominees for director at each annual or special meeting of the stockholders at which directors are to be elected and which the relevant class of director seats is subject to election. The Company must use its reasonable best efforts to cause the election of the chief executive officer as a director of the Board (along with all other nominees for director) and otherwise support the chief executive officer for election in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees.

Financial Reports; Information Rights

The Shareholders Agreement obligates the Company to deliver reports to stockholders substantially similar to the current, periodic and annual reports required by Section 13 or 15(d) of the Exchange Act unless the Company is then a public reporting company or a voluntary filer.

Representations and Warranties

Investors party to the Shareholders Agreement, including as a result of executing a joinder thereto, are required to make customary representations and warranties to the Company regarding (1) organization, (2) authority, and (3) absence of violations or failure to obtain required consents.

Listing Requirement

Pursuant to the Shareholders Agreement, the Company is obligated to use commercially reasonable efforts to qualify the Common Stock for quotation on the OTC Bulletin Board as promptly as practicable following the closing of the 2015 Exchange Offers and 2015 Rights Offering. In satisfaction of this obligation, on June 6, 2016, the Common Stock was approved for quotation on the OTCQX under the ticker symbol “AFGR.” In addition, the

Company is obligated to use commercially reasonable efforts to cause the Common Stock to be listed on a U.S. national securities exchange registered with the SEC on or prior to the first anniversary of the closing of the 2015 Exchange Offers and 2015 Rights Offering. As of the date of this proxy statement, the Company is not listed on a U.S. national securities exchange registered with the SEC.

Other Agreements

By executing the Shareholders Agreement, investors party thereto have agreed not to enter into any agreements or arrangements of any kind with any person or entity inconsistent with the provisions of the Shareholders Agreement.

Term; Termination

The Shareholders Agreement shall terminate upon the dissolution or liquidation of the Company or the occurrence of a qualified initial public offering of the Company.

For purposes of the Shareholders Agreement, a qualified initial public offering means a bona fide, marketed underwritten initial public offering after which closing such capital is quoted on the NASDAQ National Market or listed or quoted on the New York Stock Exchange or other national securities exchange acceptable to our Board and meeting one of the following two criteria: (i) the aggregate cash proceeds (net of underwriting discounts, commissions and offering expenses) of such offering to the Company exceed $75 million, or (ii) at least 20% of the outstanding Common Stock (calculated in accordance with the Shareholders Agreement on a fully diluted basis, and for purposes of such calculation treating Common Stock issued in the initial public offering as outstanding Common Stock) shall have been issued or sold to the public in connection with such initial public offering.

Original Registration Rights Agreement

On November 9, 2015, the Company, the holders of the Common Stock and certain holders of Class C/D Common Stock entered into a Registration Rights Agreement (the “Original Registration Rights Agreement”), pursuant to which the Company granted such holders the right, under certain circumstances and subject to certain restrictions, to require the Company to register under the Securities Act the shares of Common Stock that are held or acquired by them. In connection with the 2017 Transactions, the Original Registration Rights Agreement was amended and restated, as discussed below under “Agreements with Certain Stockholders in Connection with the 2017 Transactions—Amended and Restated Registration Rights Agreement.”

Shelf Registration

The Original Registration Rights Agreement requires the Company, upon becoming eligible to file a registration statement on Form S-3, to use its commercially reasonable efforts to promptly prepare and file a shelf registration statement with respect to the resale of Common Stock and maintain the shelf registration statement for one year. Holders may request a shelf-takedown one time per six month period. Holders owning 30% of the shares of Common Stock to be registered pursuant to a shelf registration statement may elect to have the offering underwritten. The Company is required to prepare and file additional shelf registration statements as necessary every three years.

Demand Rights

The Original Registration Rights Agreement grants holders of 35% or more of the shares of Common Stock one demand registration right per six month period; provided, that the Company does not have to effect a demand registration if a shelf registration statement is on file and effective or if such a demand registration would not reasonably be expected to result in aggregate gross cash proceeds in excess of $100 million (without regard to any underwriting discount or underwriter’s commission). Holders owning 30% of the shares of Common Stock to be registered pursuant to a demand registration statement may elect to have the offering underwritten.

Black-Out Periods

The Company has the ability to postpone the filing of a registration statement in connection with a shelf registration or a demand registration for not more than once in any twelve-month period, not to exceed 60 days, subject to certain conditions.

Piggyback Registration Rights

The Original Registration Rights Agreement grants the holders of Common Stock certain “piggyback” registration rights, which allows the holders the right to include shares of Common Stock in a registration statement filed by the Company, including in connection with the exercise of any demand registration rights by any other security holder possessing such rights, subject to customary exceptions.

Reduction of Offering and Lock-Up Periods

If the Company and the holders, in consultation with the underwriter in a demand or piggyback registration, determine in good faith that the amount or kind of securities requested to be included in such offering materially and adversely affects such offering, then the amount of securities to be offered by the participating holders will be reduced pro rata based on the formulation set forth in the Original Registration Rights Agreement. Holders of 1% or more of the Common Stock or holders who participate in an underwritten offering agree to enter into, if requested by underwriters, a customary lock-up agreement in connection with an underwritten offering made pursuant to the Original Registration Rights Agreement. In connection with any underwritten offering, such lock-up period will start no earlier than 7 days prior to the expected pricing date of such offering and will last no longer than 90 days after such pricing date, unless the offering is an initial public offering, in which case such lock-up period will last no longer than 180 days after such pricing date.

Underwriters

In connection with any underwritten shelf registration or demand registration, the holders of a majority of the shares of Common Stock to be registered shall select the underwriter, who must be reasonably satisfactory to the Company.

Indemnification; Expenses

The Company is required to indemnify prospective sellers in an offering pursuant to the Original Registration Rights Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in a registration statement or prospectus pursuant to which such prospective seller sells shares of Common Stock, unless such liability arose out of or is based on such party’s misstatement or omission. The Original Registration Rights Agreement also provides that the Company is indemnified by each seller, severally and not jointly, against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the shares of Common Stock giving rise to such losses. The Company will pay all registration expenses incidental to its obligations under the Original Registration Rights Agreement, including legal fees and expenses.

Limited Warrant

On November 9, 2015, in lieu of shares of Common Stock that would have resulted in Third Avenue, together with its affiliates, acquiring over 19.9% of the issued and outstanding Common Stock, the Company issued a Limited Warrant to acquire up to 462,266 shares of Common Stock to Third Avenue. Third Avenue informed the Company that it transferred all of its equity interests in the Company to ICG, as a result of which the Limited Warrant is now held by ICG. The Limited Warrant is non-voting, non-participating and has an exercise price equal to $0.01 per share. The Limited Warrant contains customary anti-dilution protection for splits, reverse-splits, reclassifications and similar transformative events. The Limited Warrant will expire on the fifth anniversary of its issuance, and includes a covenant that prohibited the Company from declaring or paying dividends in respect of the Common Stock until the first anniversary of the date of issuance. The Board may not declare or pay dividends or distributions of any kind with respect to the Limited Warrant, and neither the Company nor any of its subsidiaries have the right or ability to repurchase the Limited Warrant. The Limited Warrant may be transferred, subject to compliance with the Securities Act, and any restrictions contained in the Limited Warrant, the Certificate of Incorporation and the Shareholders Agreement. The Limited Warrant is exercisable at any time during the five year exercise period unless the exercising holder would require the approval of, or a filing with, the FCA or the North Dakota Insurance Commissioner to acquire the Common Stock issuable upon such exercise. ICG has obtained the approval of the ND Insurance Commissioner, but has not yet received the approval of the FCA.

2017 Credit Agreement Refinancing and International Notes Redemption

On May 10, 2017, Affinion Group entered into a credit facility (the “2017 Credit Facility”) having a five year maturity with a lender, pursuant to which the lender provided term loans in an aggregate principal amount equal to approximately $1.3 billion and committed to provide revolving loans in an aggregate principal amount at any one time outstanding not to exceed $110.0 million, decreasing to $80.0 million on May 10, 2018. The 2017 Credit Facility was amended on May 4, 2018 so that the reduction to $80.0 million will not occur until August 10, 2018. The term loans provide for quarterly amortization payments totaling (i) for the first two years after May 10, 2017, 1% per annum, (ii) for the third year after May 10, 2017, 2.5% per annum, and (iii) for each year thereafter, 5% per annum, in each case, payable quarterly, with the balance due upon the final maturity date, subject in each case, to reduction of such amortization payments for certain prepayments. The 2017 Credit Facility also requires mandatory prepayments of the outstanding term loans based on excess cash flow (as defined in the 2017 Credit Facility), if any, and the proceeds from certain specified transactions.

The proceeds of the term loans under the 2017 Credit Facility were used by Affinion Group to refinance its prior credit facility (the “Credit Agreement Refinancing”), which was amended and restated in May 2014, to redeem in full the International Notes, to pay transaction fees and expenses and for general corporate purposes.

On November 30, 2017, Affinion Group entered into the First Amendment to the 2017 Credit Facility, pursuant to which the parties (i) revised the 2017 Credit Facility in order for certain of the lenders under the revolving facility established thereunder to act as issuing banks in respect of letters of credit and as swingline lenders, (ii) modified certain provisions relating to the mechanics surrounding letters of credit and swingline loans, and (iii) set aggregate sub-limits for both letter of credit commitments and swingline commitments at $20 million.

On May 10, 2017, Affinion International (i) elected to redeem (the “International Notes Redemption”) all of its outstanding $118.5 million aggregate principal amount of 7.5% Cash/PIK Senior Notes due 2018 (the “International Notes”) on June 9, 2017 at a redemption price of 100% of the principal amount of the International Notes, plus accrued and unpaid interest to the redemption date, (ii) irrevocably deposited sufficient funds received from borrowings under the 2017 Credit Facility to effect such redemption with the trustee under the indenture governing the International Notes, and (iii) entered into a satisfaction and discharge agreement to discharge its obligations under the indenture governing the International Notes. The International Notes were originally issued by Affinion International on November 9, 2015 in an original principal amount of $110.0 million and bore interest at 7.5% per annum, of which 3.5% per annum was payable in cash and 4.0% per annum was payable in kind; provided, that all of the accrued interest on the International Notes from the issue date to, but not including, May 1, 2016 was payable on May 1, 2016 entirely in kind. Interest on the International Notes was payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2016. The International Notes Redemption was consummated on June 9, 2017.

2017 Exchange Offers, Issuance of 2017 Notes and 2017 Warrants and Redemptions of Other Existing Notes

On May 10, 2017, (a) Affinion Group completed a private offer to exchange or repurchase at the holder’s election (collectively, the “AGI Exchange Offer”) Affinion Group’s 7.875% senior notes due 2018 (Affinion’s “2010 senior notes”) for (i) new Senior Cash 12.5%/ PIK Step-Up to 15.5% Notes due 2022 of Affinion Group (the “2017 Notes”) and new warrants (the “2017 Warrants”) to acquire shares of Common Stock or (ii) cash; (b) the Company completed a private offer to exchange or repurchase at the holder’s election (collectively, the “Holdings Exchange Offer”) the 2013 senior notes for (i) 2017 Notes and 2017 Warrants or (ii) cash; and (c) Affinion Investments completed a private offer to exchange or repurchase at the holder’s election (collectively, the “Investments Exchange Offer” and, together with the AGI Exchange Offer and the Holdings Exchange Offer, the “Exchange Offers”) Affinion Investments’ senior subordinated notes (the Investments senior subordinated notes together with Affinion’s 2010 senior notes and the Company’s 2013 senior notes, the “Existing Notes”) for (i) 2017 Notes and 2017 Warrants or (ii) cash. Under the terms of the AGI Exchange Offer, for each $1,000 principal amount of Affinion’s 2010 senior notes accepted in the AGI Exchange Offer, holders could elect to receive (i)(A) $1,000 principal amount of 2017 Notes and 2017 Warrants to purchase 3.37 shares of Common Stock or (B) $930 in cash. Under the terms of the Holdings Exchange Offer, for each $1,000 principal amount of the Company’s 2013 senior notes accepted in the Holdings Exchange Offer, holders could elect to receive (i)(A) $1,000 principal amount of 2017 Notes and 2017 Warrants to purchase 3.37 shares of Common Stock or (B) $700 in cash. Under the terms of the Investments Exchange Offer, for each $1,000 principal amount of the Investments senior subordinated notes accepted in the Investments Exchange Offer, holders could elect to receive (i)(A) $1,000 principal amount of 2017 Notes and 2017 Warrants to purchase 3.37 shares of Common Stock or (B) $880 in cash. Pursuant to the AGI Exchange Offer, approximately $269.7 million of Affinion’s 2010 senior notes plus accrued and unpaid interest were exchanged for approximately $277.8 million of 2017 Notes, 2017 Warrants to purchase 1,103,203 shares of Common Stock and approximately $417,386 in cash, including $238.0 million of Affinion’s 2010 senior notes plus accrued and unpaid interest exchanged by related parties in exchange for $245.5 million of 2017 Notes and 2017 Warrants to purchase 985,438 shares of Common Stock; pursuant to the Holdings Exchange Offer, approximately $4.6 million of the Company’s 2013 senior notes plus accrued and unpaid interest were exchanged by a related party for approximately $4.7 million of 2017 Notes and 2017 Warrants to purchase 18,539 shares of Common Stock; and pursuant to the Investments Exchange Offer, approximately $12.4 million of Investments senior subordinated notes plus accrued and unpaid interest were exchanged for approximately $12.8 million of 2017 Notes, 2017 Warrants to purchase 51,005 shares of Common Stock and approximately $912 in cash, including $12.2 million of Investments senior subordinated notes plus accrued and unpaid interest exchanged by related parties in exchange for $12.6 million of 2017 Notes and 2017 Warrants to purchase 49,894 shares of Common Stock. Affinion Group used the proceeds of the 2017 Notes issued pursuant to the Investor Purchase Agreement (as defined below) to pay the cash tender consideration to participating holders in the Exchange Offers.

On May 10, 2017, Affinion Group exercised its option to redeem Affinion’s 2010 senior notes that were not tendered in the AGI Exchange Offer and to fund such redemption with proceeds from the Investors pursuant to the terms of the Investor Purchase Agreement (as described below). As a result, on May 10, 2017, Affinion Group (i) elected to redeem all of its outstanding $205.3 million aggregate principal amount of Affinion’s 2010 senior notes on May 15, 2017 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest to the redemption date, (ii) irrevocably deposited sufficient funds received from the Investors pursuant to the Investor Purchase Agreement to effect such redemption with the trustee under the indenture governing Affinion’s 2010 senior notes, and (iii) entered into a satisfaction and discharge agreement to discharge its obligations under the indenture governing Affinion’s 2010 senior notes. Affinion’s 2010 senior notes were originally issued by Affinion Group on November 19, 2010 in an aggregate principal amount of $475.0 million and bore interest at 7.875% per annum. The redemption of Affinion’s 2010 senior notes was consummated on May 15, 2017.

Accordingly, on May 10, 2017, Affinion Group issued approximately $532.6 million aggregate principal amount of 2017 Notes and the Company issued 2017 Warrants to purchase 3,974,581 shares of Common Stock, of which (i) approximately $295.3 million in aggregate principal amount of 2017 Notes and 2017 Warrants to purchase 1,172,747 shares of Common Stock were issued to participating holders (including the Investors) in the Exchange Offers, including $262.8 million of 2017 Notes and 2017 Warrants to purchase 1,053,871 shares of Common Stock issued to related parties, and (ii) approximately $237.3 million in aggregate principal amount of 2017 Notes and 2017 Warrants to purchase 2,801,834 shares of Common Stock were issued, including all of the 2017 Notes and 2017 Warrants to purchase 2,791,475 shares of Common Stock issued to the Investors, all of whom are related parties, pursuant to the Investor Purchase Agreement to fund the cash consideration payable in the Exchange Offers and the cash redemption price for the balance of Affinion’s 2010 senior notes that were not exchanged or tendered in the AGI Exchange Offer and to pay the commitment premium and funding premium under the Investor Purchase Agreement. The 2017 Warrants received by the Investors on May 10, 2017, represented approximately 26.7% of the pro forma fully diluted ownership of the Company after giving effect to issuances pursuant to the Exchange Offers and the Investor Purchase Agreement, but without giving effect to options and restricted stock units granted under the Company’s management compensation and incentive plans. The number of shares of Common Stock issuable upon the exercise of the 2017 Warrants, as described herein, reflects the application of the anti-dilution protections of the 2017 Warrants issued in the Exchange Offers and pursuant to the Investor Purchase Agreement (other than the 2017 Warrants issued as part of the funding premium) that are triggered by the issuance of 2017 Warrants as part of the funding premium.

On June 13, 2017, (i) the Company exercised its option to redeem the $11.5 million in aggregate principal amount of the Company’s 2013 senior notes that were not tendered in the Holdings Exchange Offer and to fund such redemption with proceeds from the Investors pursuant to the terms of the Investor Purchase Agreement and (ii) Affinion Investments exercised its option to redeem the $10.2 million in aggregate principal amount of the Investments senior subordinated notes that were not tendered in the Investments Exchange Offer and to fund such redemption with proceeds from the Investors pursuant to the terms of the Investor Purchase Agreement. The Company’s 2013 senior notes were redeemed on July 17, 2017 at a redemption price of 103.4375% of the principal amount, plus accrued and unpaid interest to the redemption date and the Investments senior subordinated notes were redeemed on July 17, 2017 at a redemption price of 103.375% of the principal amount, plus accrued and unpaid interest to the redemption date. The Company’s 2013 senior notes were originally issued by the Company on December 12, 2013 in an aggregate principal amount of $292.8 million and bore interest at 13.75% per annum in cash, or at the Company’s option, in payment-in-kind interest at 13.75% per annum plus 0.75%. The Investments senior subordinated notes were originally issued by Affinion Investments on December 12, 2013 in an aggregate principal amount of $360.0 million and bore interest at 13.50% per annum.

On July 17, 2017, pursuant to the Investor Purchase Agreement, Affinion Group issued approximately $23.7 million aggregate principal amount of 2017 Notes to the Investors and the Company issued 2017 Warrants to the Investors. Pursuant to the Investor Purchase Agreement, the Investors paid a purchase price of approximately $23.5 million to Affinion Group, which amount includes the payment of pre-issuance accrued interest of approximately $0.6 million from May 10, 2017. The 2017 Notes and 2017 Warrants issued by Affinion Group and the Company, respectively, to the Investors include the funding premium payable under the Investor Purchase Agreement. The 2017 Notes constitute a further issuance of, and form a single series with, the $532.6 million in aggregate principal amount of 2017 Notes that Affinion Group issued on May 10, 2017.

In connection with the Exchange Offers and the Investor Purchase Agreement, and in accordance with the Company’s obligations under the Shareholders Agreement, due to the issuance of the 2017 Warrants in the Exchange Offers and pursuant to the Investor Purchase Agreement, the Company offered (the “Pre-Emptive Rights Offer”) to each holder of pre-emptive rights (each, a “Pre-Emptive Rights Holder”) the right to purchase with cash up to such Pre-Emptive Rights Holder’s pro rata share (as determined in accordance with the Shareholders Agreement) of 2017 Warrants at an exercise price of $0.01 per 2017 Warrant pursuant to the Pre-Emptive Rights Offer. On July 12, 2017, the Company issued 2017 Warrants to purchase 63,741 shares of Common Stock to participants in the Pre-Emptive Rights Offer.

The consummation of the 2017 Affinion exchange offers resulted in an “ownership change” for the Company pursuant to Section 382 of the Internal Revenue Code. This substantially limits our ability to use our pre-change net operating loss carryforwards (including those attributable to the 2005 Acquisition) and certain other pre-change tax attributes to offset our post-change income. Similar rules and limitations may apply for state tax purposes as well.

Agreements with Certain Stockholders in Connection with the 2017 Transactions

Stockholder Consent

Section 2.2(a) of the Shareholders Agreement requires the Company to receive the affirmative vote or written consent of the holders of at least 66-2/3% shares of the outstanding Common Stock (the “Stockholder Consent”) before entering into any agreement or transaction with any holder of 5% or more of the outstanding Common Stock. In order to allow holders of 5% or more of the outstanding Common Stock to participate in the Exchange Offers, Consent Solicitations, the Investment and related transactions and in order to allow the Company to enter into the Nominating Agreements with certain holders of 5% or more of the outstanding Common Stock and to enter into the A&R Registration Rights Agreement with certain holders of 5% or more of the outstanding Common Stock, the Company received the Stockholder Consent. In connection with the Stockholder Consent, the Company filed a related Definitive Information Statement on Schedule 14C with the SEC on April 13, 2017, and the Stockholder Consent was deemed effective 20 calendar days after the Definitive Information Statement on Schedule 14C was first sent to stockholders. The consummation of the Exchange Offers was conditioned upon, among other items, receipt of the Stockholder Consent and the passage of at least 20 calendar days from the date on which the related Definitive Information Statement on Schedule 14C is first sent to the Company’s stockholders, each of which occurred.

Support Agreement

On March 31, 2017, certain holders of Affinion’s 2010 senior notes (the “Significant Holders”), which collectively held, as of such date, approximately $237.5 million (50.0%) aggregate principal amount of Affinion’s 2010 senior notes, entered into a support agreement (the “Support Agreement”) with the Company, Affinion Group and Affinion Investments, whereby such Significant Holders agreed to tender their 2010 senior notes in the Exchange Offers in exchange for 2017 Notes and 2017 Warrants. On April 3, 2017, the Company, Affinion Group and Affinion Investments entered into an amendment to the Support Agreement approving the amount of consideration provided in connection with the cash election in the AGI Exchange Offer. In addition, by executing the Support Agreement, each of the Significant Holders agreed to waive their pre-emptive rights under the Shareholders Agreement with respect to the 2017 Warrants issued in connection with the Exchange Offers, Investor Purchase Agreement and the Pre-Emptive Rights Offer.

Investor Purchase Agreement

On March 31, 2017, affiliates of Elliott, the Franklin Entity, affiliates of Empyrean and Metro SPV LLC, an affiliate of ICG (collectively, in such capacity, the “Investors”), all of whom were, at the time of the closing, or became, as a result of the Exchange Offers, Issuance of 2017 Notes and 2017 Warrants and redemption of Affinion’s 2010 senior notes, related parties, entered into an investor purchase agreement (the “Investor Purchase Agreement”) with the Company, Affinion Group and Affinion Investments, in which they agreed to purchase 2017 Notes and 2017 Warrants in an aggregate principal amount sufficient to pay all holders that participate in the Exchange Offers and elect to receive cash (the “Initial Investment”). Further, if any of the Company, Affinion Group or Affinion Investments exercised its option to redeem any of Affinion’s 2010 senior notes, the Company’s 2013 senior notes and/or Investments senior subordinated notes not tendered in the Exchange Offers (the “Follow-On Investment” and, together with the Initial Investment, the “Investment”), the Company could obligate the Investors to purchase an aggregate principal amount of 2017 Notes and 2017 Warrants that would yield sufficient cash proceeds to fund any such redemptions. In addition, pursuant to the terms of the Investor Purchase Agreement, Affinion Group was required to pay to the Investors upon the closing of the Exchange Offers a commitment premium of $17.5 million and a funding premium of $7.4 million in aggregate principal amount of 2017 Notes and the same number of 2017 Warrants that such principal amount of 2017 Notes would have been issued as part of the Exchange Offers, as described in more detail in Note 8 to the audited consolidated financial statements in the 2017 Annual Report.

Any additional Follow-On Investments were to be made upon the Company’s exercise of its option within 90 days from the consummation of the Exchange Offers, subject to (1) the Company having delivered a notice of optional redemption to the holders of a series of Existing Notes for which the Follow-On Investment funds would be used and (2) the valid tender and acceptance by the Company of at least 90% of the aggregate principal amount of the applicable series of Existing Notes in the Exchange Offers, which minimum participation condition was waivable by the Company in its sole discretion. The Company waived such condition. The details of the purchases consummated pursuant to the Investor Purchase Agreement are described above under “—2017 Exchange Offers, Issuance of 2017 Notes and 2017 Warrants and Redemptions of Other Existing Notes.”

In accordance with the terms of the Shareholders Agreement, Empyrean Capital Partners, LP’s entry into the Investor Purchase Agreement was conditioned on the mailing of the Information Statement on Schedule 14C announcing the action by written consent of stockholders in lieu of a meeting, authorizing Empyrean Capital Partners, LP, as a holder of 5% or more of the Company’s Common Stock, to enter into the Investor Purchase Agreement, and the tolling of the applicable 20 day period, each of which occurred.

Nominating Agreements

In connection with the Exchange Offers, the Consent Solicitations, the Investment, the Pre-Emptive Rights Offer, the Credit Agreement Refinancing, the International Notes Redemption and all related transactions, on May 10, 2017, the Company entered into the Nominating Agreements with Elliott and ICG, pursuant to which investors party thereto have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans).

In addition, the Nominating Agreement with Elliott contains a provision that prohibits the Company from acting upon the vote of stockholders (other than a vote for the election of directors or a vote to adjourn a meeting of stockholders) without either (i) the written consent of Elliott or (ii) the affirmative approval of the holders of a majority of the outstanding shares of Common Stock, assuming that Elliott has exercised all 2017 Warrants held of record by it prior to the record date of such vote. The foregoing consent right expired on May 10, 2018 pursuant to the terms of the Nominating Agreement with Elliott.

Amended and Restated Registration Rights Agreement

The Company and certain investors, including the Significant Holders, entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), which amended and restated the Original Registration Rights Agreement. The A&R Registration Rights Agreement adds an express deadline for filing a registration statement on Form S-3 once the Company becomes eligible to do so of 90 days (assuming the investors seeking to have their securities included in such registration statement have provided all required investor information at least 10 days prior to the filing date) and to maintain such shelf registration statement for up to six years, as compared to one year in the Original Registration Rights Agreement.

In addition, following an initial public offering (“IPO”), under the A&R Registration Rights Agreement, investors party thereto are allowed to demand underwritten shelf take-downs as compared to no ability to require underwritten secondary offerings after an IPO in the Original Registration Rights Agreement. Furthermore, two of the investors, Elliott and Franklin, have rights under the A&R Registration Rights Agreement to demand registration and to demand an underwritten offering at a 12% ownership threshold and at a $25.0 million expected proceeds threshold as compared to the 35.0% and $100.0 million thresholds for both demanding registration and an underwritten offering in the Original Registration Rights Agreement. The thresholds of 35.0% and $100.0 million under the Original Registration Rights Agreement continue to be the applicable threshold for all other investors under the A&R Registration Rights Agreement.

With respect to future demand rights the Company may grant from time to time, the A&R Registration Rights Agreement amends the terms of the Original Registration Rights Agreement to require that any underwriters cutbacks be applied pro rata among the parties to the A&R Registration Rights Agreement and the holders of such new registration rights, as compared to the Original Registration Rights Agreement which gave priority to a demand holder invoking demand registration rights under a separate registration rights agreement.

In addition, the A&R Registration Rights Agreement changes the terms of the pre-agreed lock-up as may be requested by underwriters in connection with an underwritten offering. Investors party to the A&R Registration Rights Agreement will be required to agree to lock-ups lasting the shorter of 90 days and such shorter time as may be required of the Company’ officers and directors, as compared to the obligation under the Original Registration Rights Agreement to agree to be locked up for 90 days regardless of the duration of the lockup for the Company’s officers and directors.

Warrant Agreement; 2017 Warrants

In connection with the Exchange Offers and the Investor Purchase Agreement, on May 10, 2017, the Company entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), setting forth the terms of the 2017 Warrants to purchase shares of Common Stock. Pursuant to the terms of the Warrant Agreement, the 2017 Warrants are immediately exercisable upon issuance and will terminate on the earlier to occur of (i) November 10, 2022 and (ii) five business days following the consummation of a sale of the Company or other similar fundamental transaction. Each 2017 Warrant is exercisable for one share of Common Stock at a price equal to $0.01.

The 2017 Warrants will not be exercisable if the recipient of the Common Stock to be issued upon exercise has failed to obtain any required consents or waivers from, or failed to file any required notices with, any applicable governmental agency, including the ND Insurance Commissioner and the FCA.

The 2017 Warrants contain customary provisions for the adjustment of the number of shares of Common Stock issuable upon exercise in the event of the occurrence of any organic dilutive (or anti-dilutive) events, including, but not limited to, splits, combinations, stock dividends and similar transactions, as well as in the event of dividends or distributions in respect of Common Stock to the extent that holders of 2017 Warrants are not permitted to participate on an as-exercised basis. The 2017 Warrants were all subject to anti-dilution adjustments (the “Adjustment Feature”) in connection with the issuance of 2017 Warrants pursuant to the Investor Purchase Agreement in respect of the funding premium thereunder and pursuant to the Pre-Emptive Rights Offer that expired on July 7, 2017. As a result of the application of these anti-dilution adjustments, the 2017 Warrants offered in the Exchange Offers and pursuant to the Investor Purchase Agreement (excluding the 2017 Warrants to be issued in respect of the funding premium) represented, as of July 17, 2017, approximately 15% of the fully diluted ownership of the Company and the 2017 Warrants issued as part of the commitment premium under the Investor Purchase Agreement represented, as of July 17, 2017, approximately 14.3% of the fully diluted ownership of the Company, in each case without giving effect to options and restricted stock units granted under the Company’s management compensation and incentive plans.

All holders of exercisable 2017 Warrants are entitled to participate in dividends on an as-exercised basis, subject to any regulatory restrictions. Holders are not entitled to any other rights of holders of Common Stock until, and to the extent, they have validly exercised their 2017 Warrants. Upon exercise, such holders will be entitled to execute joinders to the Shareholders Agreement and the A&R Registration Rights Agreement.

The Company performed an accounting analysis and determined that the 2017 Warrants represent in substance common stock and that the 2017 Warrants issued pursuant to the Exchange Offers, Investor Purchase Agreement, required anti-dilution provisions and commitment premium and funding premium represent a debt discount of $15.1 million. Fees associated with new lenders of $4.1 million have been recorded as debt discount. Fees related to existing lenders who continued to be lenders in connection with the Exchange Offers have been expensed.

Neither the 2017 Warrants nor the Common Stock issuable upon the exercise thereof were registered under the Securities Act or any state or foreign securities laws, but were instead issued in reliance upon exemptions from the registration requirements of the Securities Act. As a result, neither the 2017 Warrants nor the shares of Common Stock issuable upon the exercise thereof may be offered or sold within the United States, or to, or for the account or benefit of, any United States person absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

Waiver of Pre-Emptive Rights by Pre-Emptive Rights Holders

By participating in the Exchange Offers or the Investment, and as a condition to such participation, Pre-Emptive Rights Holders were deemed to have acknowledged and agreed that such Pre-Emptive Rights Holder waived its pre-emptive rights as set forth in the Shareholders Agreement with respect to all 2017 Warrants issued in the Exchange Offers and pursuant to the Investment. Certain holders agreed to waive their pre-emptive rights with respect to the 2017 Warrants issued in connection with the Exchange Offers and the Investment.

Indemnity Agreements with Non-Executive Directors

Effective July 30, 2017, the Company entered into indemnity agreements, in the form approved by the Board, with each of its non-employee directors. Pursuant to the indemnity agreement, subject to the exceptions and limitations provided therein, the Company agreed to indemnify and hold harmless each indemnitee for certain expenses, and provide for the advancement of expenses, in each case, to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware as in effect on the date of the agreement and as it may be amended to provide broader indemnification rights.

Review and Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, our Audit Committee assists the Board with reviewing and approving all related party transactions, which includes any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. For a discussion of the composition and responsibilities of our Audit Committee see “Corporate Governance—Board Committees—Audit Committee.” In determining whether to approve a related party transaction, the Audit Committee will consider a number of factors including whether the related party transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities. Based on our records and written representations from reporting persons, we believe that each of our directors, officers and greater than 10% beneficial owners met all of the applicable Section 16(a) filing requirements for transactions in our Common Stock during the year ended December 31, 2017.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of the Company.

ANNUAL REPORT ON FORM 10-K

For further information about the Company, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018, and Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on March 16, 2018. Each of our Annual Report on Form 10-K and Amendment No. 1 thereto is publicly available on our website at www.affinion.com under the “Investors” and “SEC Filings” tabs. You may also obtain a paper copy of each of our Annual Report on Form 10-K and Amendment No. 1 thereto, without charge, by sending a written request to Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations.

By order of the Board of Directors, /s/ Todd H. Siegel
Todd H. Siegel
Chief Executive Officer and Director
Affinion Group Holdings, Inc. 6 High Ridge Park
Stamford, CT 06905 Dated: May 15, 2018

APPENDIX A

AFFINION GROUP HOLDINGS, INC

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. (the “Company”) to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the performance of the Company’s internal audit function, (iv) the Company’s compliance with legal, ethical and regulatory requirements, and (v) management’s risk assessment process. In performing its duties, the Committee shall seek to maintain an open avenue of communication among the Board, the independent auditor, the internal auditors and the management of the Company.

The Audit Committee shall prepare the audit committee report for inclusion in the Company’s annual proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management with audit attestation from the independent auditor. Nothing contained in this Charter is intended to expand applicable standards of liability under legal, ethical and regulatory requirements for the directors of the Company’s or members of the Committee.

The independent auditor is ultimately accountable to the Committee, which has the sole authority to appoint, oversee and, where appropriate, replace the independent auditor. The Committee has direct responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in connection with preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

II. COMPOSITION

The Committee will consist of at least three and no more than six members (including a Chairperson) of the Board of Directors. As and when required in accordance with the New York Stock Exchange Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the majority of such members shall be “independent directors,” and shall be financially literate, as determined by the Board, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC and under the requirements of the Sarbanes-Oxley Act. As and when required in accordance with the New York Stock Exchange Rules, no member of the Committee shall have participated in the preparation of the financial statements of the Company’s or any current subsidiary of the Company’s at any time during the past three years. The members of the Committee and the Chairperson shall be appointed annually by the Board and serve at the pleasure of the Board. The Board shall have the power to change the members of the Committee and fill any vacancies occurring on the Committee for any reason. If any director serving on the Committee is also serving on the audit committee of three or more other public companies, the Board shall make a determination, as promptly as practicable following the time when the Company first become aware of such circumstances and thereafter on a periodic basis but no less frequently than annually, that such simultaneous service does not impair the ability of such director to effectively serve on the Committee

Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent auditor and the senior officer responsible for the internal audit function.

If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent.

III. MEETINGS

The Committee shall meet as often as it determines necessary, but at least quarterly each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s’ Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board.

The meeting agenda will be prepared and provided in advance to members along with appropriate briefing materials.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

IV. RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities as required by applicable laws, rules and regulations. In addition to such other duties as the Board may from time to time assign, the Committee shall:

Financial Statements and Disclosure Matters

•	Review and discuss with management and the independent auditor the Company’s annual audited financial statements prior to the filing of the Company’s Form 10-K, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-Q, including disclosures made in Management’s Discussion and Analysis of Financial Conditions and the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Review and discuss with management and the independent auditor management’s report on internal control over financial reporting and the independent auditor’s attestation of the report (if required by the SEC filing requirements) prior to the filing of the Company’s Form 10-K.

•	Review and discuss the reports required to be delivered by the independent auditor pursuant to Section 10A(k) of the Exchange Act regarding:

•	all critical accounting policies and practices to be used,

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company’s may provide earnings guidance.

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

•	Discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board, and under the rules and regulations of the SEC and other applicable authorities (as such standards and rules and regulations may be established or amended from time to time). In particular, the Committee and independent auditor shall discuss, among other things, matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

•	Select the Company’s independent auditor, considering qualifications, independence and performance, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefore.

•	In evaluating the independent auditor’s qualifications, performance and independence, the Committee should discuss with the independent auditor the independent auditor’s independence, take into account the opinions of management and the internal auditors and consider whether the independent auditor’s quality controls are sufficient and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Review the external auditor’s proposed audit approach including coordination of audit efforts with Internal Audit.

•	Review and evaluate the lead partner of the independent auditor’s audit team for the Company.

•	Obtain and review a report from the independent auditor at least annually regarding:

•	the independent auditor’s internal quality control procedures,

•	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

•	any steps taken to deal with any such issues, and

•	all relationships between the independent auditor and the Company.

•	Ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit as required by law.

•	Ensure policies are established by the Company for hiring of employees or former employees of the independent auditor.

•	Consider whether there should be regular rotation of the Company’s independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•	Preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may, when it deems appropriate, form and delegate this authority to a subcommittee consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

Internal Controls

•	Consider the effectiveness and integrity of the Company’s internal control system, including information technology security and control.

•	Consider the risk of management’s ability to override the Company’s internal controls.

•	Understand the scope of internal audit and external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

•	Review with management and the independent auditors any reports or disclosures submitted by management to the Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002, including but not limited to disclosure concerning any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Internal Audit Function

•	Review and discuss with management and the senior officer responsible for the internal audit function the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the internal audit function.

•	Approve the risk based internal audit plan.

•	Review and discuss with management and the senior officer responsible for the internal audit function significant reports to management prepared by the internal audit function and management’s responses thereto.

•	Review with the senior officer responsible for the internal audit function any difficulties encountered by the internal audit function in the course of its audits, including any restrictions on the scope of its work or access to required information.

•	Discuss with the independent auditor the responsibilities and staffing of the internal audit function.

•	Review the appointment, evaluation and replacement of the Chief Audit Executive or the internal audit third party service provider.

Oversight of Risk Management and Compliance Matters

•	Ensure policies and procedures have been implemented regarding compliance with applicable federal, state and local laws and regulations and with the Company’s Code of Conduct including business Ethics and Foreign Corrupt Practices Act (FCPA). Monitor the effectiveness of those policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures as may be deemed warranted or necessary.

•	Approve any amendments to or requested waivers by officers or directors of the Company’s Code of Conduct.

•	Review and approve all related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Annual Report on Form 10-K.

•	Ensure that procedures are established by the Company for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any published reports or correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel and/or outside counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

•	Provide oversight of management’s Enterprise Risk Management activities, processes and controls, including the appropriate guidelines and policies to govern the risk assessment and risk management process, major financial risk exposure and the steps management has undertaken to monitor and control such exposures.

•	Obtain from the independent auditor assurance that Section 10A(b) (required response for audit discoveries over illegal acts) of the Securities Exchange Act of 1934 has not been implicated.

Other

•	Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

•	Prepare for the Board an annual performance evaluation of the Committee.

•	Annually review and approve this Charter (recommending any appropriate changes to the Board).

•	Annually review and approve the Internal Audit Charter (recommending any appropriate changes to senior officer responsible for the internal audit function).

•	Review with management, the Company’s finance function, including its budget, organization, and quality of personnel.

•	Discuss with the independent auditor, the internal audit function, and management, the extent to which changes or improvements in financial or accounting practices have been implemented.

•	Provide or approve a report for inclusion in the Company’s proxy statement for its annual meeting of shareholders, in accordance with applicable SEC rules and regulations.

•	Institute and oversee special investigations as needed. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities to the extent deemed necessary or appropriate by the Committee.

V. MISCELLANEOUS

In discharging its responsibilities, the Committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors (without seeking Board approval) as the Committee determines necessary or appropriate to carry out its duties. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein. The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to the independent auditor, and legal, accounting or other advisors engaged by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Adopted and approved by the Board on October 24, 2017

APPENDIX B

CHARTER OF THE HUMAN RESOURCES COMMITTEE OF THE

BOARD OF DIRECTORS

OF AFFINION GROUP HOLDINGS, INC.

I.	PURPOSES

The Human Resources Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. (the “Company”) for the purposes of overseeing all policies and procedures related to or affecting the Company’s human resources and culture, including: (a) reviewing the Company’s talent management and succession programs and processes, (b) discharging the Board’s responsibilities relating to the compensation of the Company’s chief executive officer (the “CEO”), (c) making recommendations to the Board with respect to the compensation of the Company’s other executive officers, other officers and key employees, (d) administering the Company’s equity based compensation plans, and (e) reviewing the· disclosures in Compensation Discussion and Analysis and producing an annual compensation committee report for inclusion in the Company’s Form 10-K.

II.	RESPONSIBILITIES

In addition to such other duties as the Board may from time to time assign, the Committee shall:

•	Review and oversight of any Company policy, procedure, process or activity that relates to or affects the Company’s culture

•	Review the Company’s integrated talent management programs and processes, including those related to talent acquisition, development, and assessment for employees generally;

•	Oversight of executive management compensation, performance assessment and succession planning;

•	In consultation with senior management, review, evaluate and recommend to the Board for approval the Company’s general compensation philosophy and objectives and establish performance-based incentives that support the Company’s long-term goals, objectives and interests;

•	Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives and based on this evaluation determine the CEO’s compensation level, including salary, bonus targets, incentive and equity compensation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years;

•	Review and approve all compensation for the Company’s non-CEO executive officers;

•	Review and approve all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company’s non-CEO executive officers, and make recommendations to the Board regarding any such agreements, arrangements and benefits with respect to the Company’s CEO;

•	Review and make recommendations to the Board with respect to incentive compensation plan and equity-based compensation plans;

•	Review and discuss with management the disclosures made in Compensation Discussion and Analysis prior to the filing of the Company’s annual report on Form 10-K and proxy statement for the annual meeting of stockholders, and recommend to the Board whether the Compensation Discussion and Analysis should be included in the Form 10-K and proxy statement;

•	Prepare an annual compensation committee report for inclusion in the Company’s Form 10-K and proxy statement for the annual meeting of stockholders in accordance with the applicable rules of the Securities and Exchange Commission;

•	Conduct an annual performance evaluation of the Committee;

•	Review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval;

•	Administer the Company’s equity-based compensation plans, including the grant of stock options and other equity awards under such plans;

•	Review and recommend to the Board compensation plans, policies and benefit programs for employees generally;

•	Set and review the compensation and reimbursement policies with respect to director compensation;

•	Provide oversight concerning the selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	Serve, to the extent necessary, as the “compensation committee” with respect to any functions that are administered by the compensation committee of any of the Company’s subsidiaries.

III.	COMPOSITION

The Committee shall be comprised of two or more members (including a Chairperson) and, as and when required in accordance with the New York Stock Exchange rules, all of such members shall be “independent directors,” as such term is defined in the New York Stock Exchange rules. In addition, at such time as the Company becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), at least two members of the Committee shall be both a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (with each member’s status in reference to Item 404(a) of Regulation S-K being determined pursuant to Note (4) to Rule 16b-3) and an “outside director” as defined by Section 162(m) of the Code and the Treasury regulations promulgated thereunder (a “Qualifying Director”). The members of the Committee and the Chairperson shall be selected not less frequently than annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board shall have the power to change the members of the Committee and fill any vacancies occurring on the Committee for any reason.

If, on and after the time the Company becomes subject to Section 162(m) of the Code, all members of the Committee do not qualify as “outside directors” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder, the Committee shall appoint a subcommittee consisting of at least two members, each of whom shall be a Qualifying Director (the “162(m) Subcommittee”). The 162(m) Subcommittee shall be responsible for granting and/or approving (or disapproving) any award under the Company’s (or its subsidiary’s, as the case may be) incentive compensation or equity award plans or agreements for which approval by such subcommittee would be required in order to qualify such award as “performance based compensation” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder.

In the event the Committee does not consist entirely of Non-Employee Directors (as defined above), then (i) prior to the appointment of the 162(m) Subcommittee, all grants of equity awards to persons who are subject to Rule 16b-3 of the Securities Exchange Act of 1934 shall be ratified by the Board and (ii) following the appointment of the 162(m) Subcommittee, all grants of equity awards to such persons shall be made only by the 162(m) Subcommittee.

IV.	MEETINGS AND OPERATIONS

The Committee shall meet as often as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Compensation Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate.

V.	AUTHORITY

The Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, CEO or executive compensation. The Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

Adopted and approved by the Committee on February 23, 2018

APPENDIX C

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

OF AFFINION GROUP HOLDINGS, INC.

I.	PURPOSES

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (“Board”) of Affinion Group Holdings, Inc. (the “Company”) for the purposes of, among others, (a) assisting the Board in identifying individuals qualified to serve as members of the Board, (b) overseeing director orientation about the Company, including its business operations and governance structure, and continuing director education programs, and (c) overseeing the evaluation of the Board and management of the Company to ensure effective and appropriate governance.

II.	RESPONSIBILITIES

In addition to such other duties as the Board may from time to time assign, the Committee shall:

•	identify and screen individuals qualified to become Board members, consistent with criteria approved by the Board; notwithstanding the foregoing, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate and/or appoint directors, the selection and nomination of such directors need not be subject to the Committee’s nominating process;

•	recommend to the Board the director nominees for election by the stockholders at each meeting of stockholders at which directors will be elected and recommend to the Board nominees to fill any vacancies and newly created directorships on the Board;

•	if determined to be appropriate by the Committee, develop and recommend to the Board a set of corporate governance guidelines applicable to the Company and review and reassess the adequacy of such guidelines at least annually and recommend any proposed changes to the Board for approval; such corporate governance guidelines may cover topics including, but not limited to:

•	director qualifications, including diversity;

•	policies as to separation or combination of Chairman and CEO roles, and, if relevant, appointment of and criteria for a “Lead Independent Director”;

•	Board committees and composition;

•	director attendance policies with respect to annual stockholder meetings, board and committee meetings; and

•	shareholder communications with the Board;

•	take such steps as the Committee deems necessary or appropriate with respect to oversight of the evaluation of the Board and each Board committee;

•	periodically review the criteria for the selection of new directors to serve on the Board and recommend any proposed changes to the Board for approval;

•	evaluate candidates for Board membership, including those recommended by stockholders in compliance with the Company’s Bylaws and Shareholders Agreement, dated as of November 9, 2015, as amended (the “Shareholders Agreement”);

•	periodically review and make recommendations regarding the composition and size of the Board;

•	periodically review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

•	annually recommend to the Board the chairpersons and members of each of the Board’s committees;

•	conduct performance evaluations of the Board and each committee of the Board as the Committee deems appropriate;

•	oversee director orientation and continuing education programs;

•	if determined to be appropriate, oversee the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board any changes to the documents, policies and procedures in the Company’s corporate governance framework;

•	to the extent applicable, review proposals submitted by Company shareholders for inclusion in the Company’s proxy materials and recommend appropriate action to the Board;

•	review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nomination process, and to recommend that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K, as applicable; and

•	review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval.

III.	COMPOSITION

The Committee shall be comprised of at least three and no more than six members (including a Chairperson). As and when required in accordance with the New York Stock Exchange Rules, all of the members shall be “independent directors” as determined by the Board, as such term is defined in the rules and regulations of the New York Stock Exchange. The members of the Committee and the Chairperson shall be selected not less frequently than annually by the Board and serve at the pleasure of the Board. The Board shall have the power to change the members of the Committee and fill any vacancies occurring on the Committee for any reason.

IV.	MEETINGS AND OPERATIONS

The Committee shall meet as often as necessary, but at least semi-annually, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall have authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board. The meeting agenda will be prepared and provided in advance to members along with appropriate briefing materials.

V.	AUTHORITY

The Committee has the authority, to the extent it deems appropriate, to retain one or more search firms to be used to identify director candidates. The Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

Adopted and approved by the Committee on May 7, 2018

0 ⬛

AFFINION GROUP HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on June 5, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Todd H. Siegel, Gregory S. Miller and Brian J. Fisher, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Affinion Group Holdings, Inc., to be held June 5, 2018 at 6 High Ridge Park, Stamford, Connecticut 06905, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

AFFINION GROUP HOLDINGS, INC.

June 5, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.affinion.com/investors/sec-filings

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛ 20230300000000000000 4	060518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Gilbert S. Palter Michael Iaccarino	Class II director Class II director
								FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY					3.	Approval on an advisory, non-binding basis of the compensation of named executive officers.	☐	☐	☐
	FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposal 2 and Proposal 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

AFFINION GROUP HOLDINGS, INC.

June 5, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.affinion.com/investors/sec-filings

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛ 20230300000000000000 4	060518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Gilbert S. Palter Michael Iaccarino	Class II director Class II director
								FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY					3.	Approval on an advisory, non-binding basis of the compensation of named executive officers.	☐	☐	☐
	FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, and FOR Proposal 2 and Proposal 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛